Filed pursuant to Rule 424(b)(5)
Registration No. 333-208311

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.000% Senior Notes due 2019	$400,000,000	99.825%	$399,300,000	$46,278.87
3.300 % Senior Notes due 2024	$400,000,000	99.975%	$399,900,000	$46,348.41

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated December 2, 2015)

NetApp, Inc.

$400,000,000 2.000% Senior Notes due 2019

$400,000,000 3.300% Senior Notes due 2024

We are offering $400,000,000 aggregate principal amount of our 2.000% Senior Notes due 2019 (the “2019 notes”) and $400,000,000 aggregate principal amount of our 3.300% Senior Notes due 2024 (the “2024 notes” and, together with the 2019 notes, the “notes”).

The 2019 notes will bear interest at a rate of 2.000% per annum. The 2024 notes will bear interest at a rate of 3.300% per annum. We will pay interest semi-annually on the 2019 notes on March 27 and September 27 of each year, beginning on March 27, 2018. We will pay interest on the 2024 notes semi-annually on March 29 and September 29 of each year, beginning on March 29, 2018. The 2019 notes will mature on September 27, 2019. The 2024 notes will mature on September 29, 2024.

We may redeem the notes at any time at the redemption prices set forth under the heading “Description of Notes—Optional Redemption” in this prospectus supplement. No sinking fund is provided for the notes.

Upon the occurrence of a “change of control repurchase event,” we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase.

The notes will be our senior unsecured obligations and will rank equally with our other senior unsecured indebtedness, including our outstanding 2.00% Senior Notes due 2017, 3.375% Senior Notes due 2021 and 3.25% Senior Notes due 2022. The notes will not be listed on any securities exchange or included in any automated quotation system.

For a more detailed description of the notes, see “Description of Notes” beginning on page S-27 of this prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

	Price to public(1)	Underwriting discounts	Proceeds to NetApp, Inc. before expenses(1)
Senior Notes due 2019	99.825%	0.300%	99.525%
Total	$399,300,000	$1,200,000	$398,100,000
Senior Notes due 2024	99.975%	0.625%	99.350%
Total	$399,900,000	$2,500,000	$397,400,000

(1)	Plus accrued interest, if any, from September 29, 2017, if settlement occurs after that date.

The underwriters have agreed to reimburse us for a portion of our expenses in connection with the offering. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company (“DTC”) and its participants, including Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank, S.A./N.V. (“Euroclear”), on or about September 29, 2017, which is the third business day following the date of this prospectus supplement.

Joint Book-Running Managers (2019 notes and 2024 notes)

J.P. Morgan		Morgan Stanley

BofA Merrill Lynch	Goldman Sachs & Co. LLC	Wells Fargo Securities

Joint Book-Running Manager (2019 notes)

MUFG
Joint Book-Running Manager (2024 notes)

Citigroup

Co-Managers (2019 notes and 2024 notes)

BNP PARIBAS		Standard Chartered Bank

Co-Manager (2019 notes)

Citigroup

Co-Manager (2024 notes)

MUFG

The date of this prospectus supplement is September 26, 2017.

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any issuer free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus together are an offer to sell only the notes offered in this offering, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference or in any issuer free writing prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUPPLEMENT

PROSPECTUS

Description of Depositary Shares	34
Description of Purchase Contracts and Purchase Units	37
Description of Warrants	38
Forms of Securities	39
Plan of Distribution	41
Legal Matters	43
Experts	43

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which contains a general description of our debt securities and other general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” on page S-50.

In this prospectus supplement, except as otherwise indicated or unless the context otherwise requires, “NetApp”, “the company”, “we”, “us” and “our” refer to NetApp, Inc. and its consolidated subsidiaries. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are all statements (and their underlying assumptions) included in this document or the documents incorporated by reference herein that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current projections for the future. Consequently, forward-looking statements usually include words such as “estimate,” “intend,” “plan,” “predict,” “seek,” “may,” “will,” “should,” “would,” “could,” “anticipate,” “expect,” “believe,” or similar words, in each case, intended to refer to future events or circumstances. A non-comprehensive list of the topics including forward-looking statements in this prospectus supplement or incorporated by reference herein includes:

•	our future financial and operating results;

•	our strategy;

•	our beliefs and objectives for future operations, research and development;

•	expectations regarding future product releases, growth and performance;

•	political, economic and industry trends;

•	expected timing of, customer acceptance of and benefits from, product introductions, developments and enhancements;

•	expected benefits from acquisitions, including our acquisition of SolidFire, Inc., and joint ventures, growth opportunities and investments;

•	expected outcomes from legal, regulatory and administrative proceedings;

•	our competitive position;

•	our short-term and long-term cash requirements, including, without limitation, anticipated capital expenditures;

•	our anticipated tax rate;

•	the repayment of our indebtedness; and

•	future uses of our cash, including, without limitation, the continuation of our stock repurchase and cash dividend programs.

All forward-looking statements included in this prospectus supplement or incorporated by reference herein are inherently uncertain as they are based on management’s current expectations and assumptions concerning future events, and are subject to numerous known and unknown risks and uncertainties. Therefore, actual events and results may differ materially from these forward-looking statements. Factors that could cause actual results to differ materially from those described or incorporated by reference herein include, but are not limited to:

•	the overall growth, structure and changes in the networked storage hardware market;

•	our ability to expand our total available market and grow our portfolio of products;

•	our ability to gain customer acceptance of new products and enable customer transitions from older products;

•	our ability to successfully execute new business models;

•	general global political, macroeconomic and market conditions;

•	our ability to accurately forecast demand for our products and services, and future financial performance;

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•	our ability to successfully manage our backlog;

•	our ability to successfully execute on our Data Fabric strategy to generate profitable growth and stockholder return;

•	disruptions in our supply chain, which could limit our ability to ship products to our customers in the amounts and at the prices forecasted;

•	our ability to maintain our customer, partner, supplier and contract manufacturer relationships on favorable terms and conditions;

•	our ability to maintain our gross profit margins;

•	our ability to timely and successfully introduce and increase volumes of new products and services and to forecast demand and pricing for the same;

•	changes in U.S. government spending;

•	the actions of our competitors including, without limitation, their ability to introduce competitive products and to acquire businesses and technologies that negatively impact our strategy, operations or customer demand for our products;

•	the impact of industry consolidation affecting our suppliers, competitors, partners and customers;

•	our ability to grow direct and indirect sales and to efficiently provide global service and support;

•	our ability to design, manufacture and market products meeting global environmental standards;

•	failure of our products and services to meet our customers’ quality requirements, including, without limitation, any epidemic failure event relating to our systems installed by our customers in their IT infrastructures;

•	our ability to resolve ongoing litigation, tax audits, government audits, inquiries and investigations in line with our expectations;

•	the availability of acceptable financing to support our future cash requirements;

•	our ability to effectively integrate acquired businesses, products and technologies;

•	valuation and liquidity of our investment portfolio;

•	foreign exchange rate impacts;

•	our ability to successfully recruit and retain critical employees and to manage our investment in people, process and systems;

•	our ability to anticipate techniques used to obtain unauthorized access or to sabotage systems and to implement adequate preventative measures against cybersecurity and other security breaches; and

•	those factors discussed under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the foregoing factors as well as other important factors described in this prospectus supplement or in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein. It may not contain all of the information that you should consider before investing in the notes. For a more complete discussion of the information you should consider before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Our Company

We are a leading data authority for hybrid cloud environments. We provide a full range of hybrid cloud data services that simplify management of applications and data across cloud and on-premises environments to accelerate digital transformations. Together with our partners, we empower global organizations to unleash the full potential of their data to expand customer touchpoints, foster greater innovation, and optimize their operations.

Our Data Fabric approach simplifies and integrates data management across cloud and on-premises to accelerate digital transformation, enabling our customers to manage, secure and protect their data from on-premises to public to hybrid clouds, all at the scale needed to accommodate the exponential data growth of the digital world. It delivers consistent and integrated data management services and applications for data visibility and insights, data access and control, and data protection and security.

We focus on delivering an exceptional customer experience to become our customers’ preferred data partner. Our products and solutions portfolio empowers customers to harness the power of the hybrid cloud, build a next-generation data center, and modernize storage through data management. We will continue to extend our cloud integration and hybrid cloud leadership by expanding our product offerings and services to match customer needs across the cloud and on-premises.

Our unified scale-out fabric-attached storage (FAS) platform is designed to meet the demanding requirements of shared infrastructures and cloud environments. Our FAS storage platform uses the NetApp Data ONTAP storage operating system to deliver integrated data protection, comprehensive data management, and built-in efficiency software for virtualized, shared infrastructures, cloud computing, and mixed workload business applications. Our E-Series high-performance storage area network platform is designed to meet demanding performance and capacity requirements of dedicated workloads, while retaining simplicity and an optimized price to performance ratio. Our SolidFire All-Flash Arrays deliver fully automated agility and guaranteed application performance at web scale so customers can achieve the next-generation data center.

Flash plays a key role in customers’ digital transformation efforts as they seek to gain advantage through greater speed, responsiveness and value from key business applications, while lowering total cost of ownership. All-flash array technology is the de facto choice for primary application workloads as customers seek performance and economic benefits by replacing hard disk installations. With our all-flash array portfolio, including our AFF-Series, EF-Series and SolidFire SF-Series products, we enable customers to modernize storage and data management to boost performance in their traditional data centers, while mapping out their move to a hybrid cloud.

Our hybrid flash storage serves customers who want the option to deploy the speed of flash storage where they need it while using more affordable hard disk drives to address capacity requirements. Our hybrid arrays include the FAS series of unified storage systems and the E-Series of block storage offerings.

We group our products by “Strategic” and “Mature” solutions. Strategic solutions include Clustered ONTAP, branded E-Series, SolidFire, AltaVault and optional add-on software products. Mature solutions include 7-mode

OnTap, add-on hardware and related operating system (OS) software and original equipment manufacturers (OEM) products. Both our Mature and Strategic product lines include a mix of disk, hybrid and all flash storage media.

In addition to our products, we provide a variety of services including software maintenance, hardware maintenance and other services, including professional services, global support solutions, and customer education and training to help customers most effectively manage their data.

Risk Factors

An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-8, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

We are a Delaware corporation originally incorporated in 1992 as Network Appliance, Inc. On March 10, 2008, we changed our name to NetApp, Inc. Our executive offices are located at 495 East Java Drive, Sunnyvale, California 94089. Our telephone number is (408) 822-6000. Our website address is http://www.netapp.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

The Offering

A brief description of the material terms of the offering follows. For a more complete description of the notes offered hereby, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	NetApp, Inc.

Securities Offered	$400,000,000 aggregate principal amount of our 2019 notes and $400,000,000 aggregate principal amount of our 2024 notes.

Maturity	The 2019 notes will mature on September 27, 2019. The 2024 notes will mature on September 29, 2024.

Interest Rates	The 2019 notes will bear interest from September 29, 2017 at a rate of 2.000% per annum, payable semi-annually. The 2024 notes will bear interest from September 29, 2017 at the rate of 3.300% per annum, payable semi-annually.

Interest Payment Dates	March 27 and September 27 of each year for the 2019 notes, beginning on March 27, 2018, and March 29 and September 29 of each year for the 2024 notes, beginning on March 29, 2018.

Ranking of Notes	The notes are unsecured and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness, including our outstanding 2.00% Senior Notes due 2017, 3.375% Senior Notes due 2021 and 3.25% Senior Notes due 2022 (“Outstanding Senior Notes”) and our outstanding commercial paper notes issued under our commercial paper program. As of July 28, 2017, we had $1.5 billion principal amount of Outstanding Senior Notes and $6 million of unamortized discount and issuance costs related to such notes. We intend to use a portion of the net proceeds from this offering to repay $750 million in aggregate principal amount of our outstanding 2.00% Senior Notes due 2017 on or prior to their maturity in December 2017. As of July 28, 2017, we also had $895 million aggregate principal amount of commercial paper notes outstanding under our commercial paper program and $1 million of unamortized discount related to such notes. In addition, we have a $1.0 billion senior unsecured credit facility that serves as a back-up to our commercial paper program. As of July 28, 2017, no borrowings were outstanding under the senior unsecured credit facility.

The notes will effectively rank junior to all secured indebtedness of NetApp to the extent of the value of the assets securing such indebtedness, and to all liabilities of NetApp’s subsidiaries. As of July 28, 2017, our subsidiaries had $427 million of outstanding liabilities, including trade payables, but excluding intercompany liabilities and deferred revenue.

Sinking Fund	None.

Optional Redemption	We may redeem the 2019 notes or the 2024 notes, in each case, in whole or in part, at any time at the redemption prices determined as set forth under the heading “Description of Notes—Optional Redemption.”

Change of Control Repurchase Event	Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event,” we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants	The indenture governing the notes contains covenants limiting our ability and our subsidiaries’ ability to:

•	create certain liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of Notes—Certain Covenants” in this prospectus supplement and “Description of Debt Securities—Certain Terms of the Debt Securities—Certain Covenants” in the accompanying prospectus for a description of these covenants. Exceptions to these covenants will allow us and our subsidiaries to incur liens with respect to material assets owned by us.

Form and Denominations	We will issue the notes of each series in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC.

You will hold beneficial interests in the notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated notes.

Further Issuances	We may, without the consent of holders of notes, create and issue further notes of any series ranking equally with the notes of that series (other than issue price and the payment of interest accruing prior to the issue date of such further notes or except, in some cases, for the first payment of interest following the issue date of such further notes). Such notes may be consolidated and form a single series with the applicable series of notes.

Risk Factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement for important information regarding us and an investment in the notes.

Use of Proceeds	We intend to use the net proceeds of this offering, after deducting underwriting discounts and offering expenses payable by us, for general corporate purposes, including repayment of $750 million in aggregate principal amount of our outstanding 2.00% Senior Notes due 2017 (including accrued and unpaid interest and any make-whole payment thereon) on or prior to their maturity in December 2017.

Absence of Public Market for the Notes	The notes are new issues of securities and there is currently no established trading market for either series of notes. We do not intend to apply for a listing of either series of notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market-making by the underwriters.

Governing Law	State of New York.

Trustee	U.S. Bank National Association.

Summary Consolidated Financial Data

The following table presents our summary consolidated financial data. The summary consolidated statement of operations data for the fiscal years ended April 28, 2017, April 29, 2016, and April 24, 2015 and the summary consolidated balance sheet data as of April 28, 2017 and April 29, 2016 are derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary consolidated statement of operations data for the three months ended July 28, 2017 and July 29, 2016 and the summary consolidated balance sheet data as of July 28, 2017 are derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, which are necessary to present fairly the results of operations and financial positions for those periods.

Our results for the three months ended July 28, 2017 are not necessarily indicative of the results to be expected for the full fiscal year. Historical results are not necessarily indicative of the results to be expected in the future.

The summary consolidated financial data should be read together with our consolidated financial statements and the related notes to those financial statements and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in our Annual Report on Form 10-K for the fiscal year ended April 28, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended July 28, 2017 which have been filed with the Securities and Exchange Commission (“SEC”) and are incorporated by reference into this prospectus supplement.

	Three Months Ended		Fiscal Year Ended
(in millions, except per share data)	July 28, 2017	July 29, 2016	April 28, 2017	April 29, 2016	April 24, 2015
Consolidated Statement of Operations Data:
Net revenues	$1,325	$1,294	$5,519	$5,546	$6,123
Total cost of revenues	491	497	2,129	2,173	2,290

Gross profit	834	797	3,390	3,373	3,833
Total operating expenses	686	704	2,725	3,025	3,117

Income from operations	148	93	665	348	716

Net Income	$136	$64	$509	$229	$560

Net income per share, basic	$0.50	$0.23	$1.85	$0.78	$1.77

Net income per share, diluted	$0.49	$0.23	$1.81	$0.77	$1.75

Shares used in basic net income per share calculation	270	279	275	294	316

Shares used in diluted net income per share calculation	278	282	281	297	321

(in millions)	As of July 28, 2017	As of April 28, 2017	As of April 29, 2016
Consolidated Balance Sheet Data:
Cash and cash equivalents	$2,951	$2,444	$2,868
Short-term investments	$2,370	$2,477	$2,435
Total assets	$9,599	$9,493	$10,037
Current portion of long-term debt	$749	$749	$—
Long-term debt	$745	$744	$1,490
Other long-term liabilities	$250	$249	$413
Stockholders’ equity	$2,768	$2,780	$2,881

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with our consolidated financial statements and notes in our Annual Report on Form 10-K for the fiscal year ended April 28, 2017 and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2017, which are incorporated by reference in this prospectus supplement.

	Three Months Ended	Fiscal Year Ended
	July 28, 2017	April 28, 2017	April 29, 2016	April 24, 2015	April 25, 2014	April 26, 2013
Ratio of earnings to fixed charges(1)	9.6x	9.8x	5.8x	12.1x	13.8x	6.0x

(1)	For purposes of computing the ratio of earnings to fixed charges, total earnings before fixed charges consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense and that portion of rent expense that we believe to be representative of interest.

RISK FACTORS

In considering whether to purchase the notes, you should carefully consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, you should carefully consider the risk factors described below.

Risks Related to Our Business

Our business may be harmed by trends in the networked storage hardware market or if we are unable to keep pace with rapid industry, technological and market changes.

Our industry and the markets in which we compete have historically experienced significant growth due to the increase in the demand for storage and data management solutions by consumers, enterprises and government bodies around the world, and the resultant purchases of storage and data management solutions to address this demand. However, despite continued data growth, the networked storage hardware market experienced a decline in each of the last two calendar years due to a combination of customers delaying purchases in the face of technology transitions, increasing adoption of Cloud environments built on commodity hardware, increased storage efficiency, and changing economic and business environments. While customers are navigating through their IT transformations, which leverage modern architectures and hybrid cloud environments, they are also reducing IT budgets, looking for simpler solutions, and rethinking how they consume IT. This evolution is diverting spending towards transformational projects and architectures like flash, hybrid cloud, IT as a service, converged infrastructure, and software defined storage. Our business may be adversely impacted if we are unable to keep pace with rapid industry, technological or market changes or if our Data Fabric strategy is not accepted in the marketplace. As a result of these and other factors, our revenue may grow at a slower rate than in past periods, or may decline, as it did in fiscal years 2015, 2016 and 2017, on a year-over year basis. The future impact of these trends on both short-term and long-term growth patterns is uncertain. If the general historical rate of industry growth declines, if the growth rates of the specific markets in which we compete decline, and/or if the consumption model of storage changes and our new and existing products, services and solutions do not receive customer acceptance, our business, operating results and financial condition could suffer.

If we are unable to develop, introduce and gain market acceptance for new products while managing the transition from older products, or if we cannot provide the expected level of quality, service and support for our new products, our business, operating results and financial condition could be harmed.

Our future growth depends upon the successful development and introduction of new hardware and software products and related services. Due to the complexity of storage software, subsystems and appliances and the difficulty in gauging the engineering effort required to produce new products, such products are subject to significant technical and quality control risks.

If we are unable, for technological, customer reluctance or other reasons, to develop, introduce and gain market acceptance for new products, as and when required by the market and our customers, our business, operating results and financial condition could be materially and adversely affected.

New or additional product introductions, including new software and flash product offerings, such as ONTAP Cloud, all flash FAS, AltaVault, and SolidFire, subject us to additional financial and operational risks, including our ability to forecast customer preferences and/or demand, our ability to successfully manage the transition from older products and solutions, our ability to forecast the impact of customers’ demand for new products and solutions or the products being replaced, and our ability to manage production capacity to meet the demand for new products. In addition, as new or enhanced products are introduced, we must also avoid excessive levels of older product inventories and related components and ensure that enough supplies of new products can be delivered to meet customers’ demands. Further risks inherent in new product and solutions introductions include the uncertainty of price-performance relative to products of competitors, competitors’ responses to the introductions, delays in sales caused by the desire of customers to evaluate new products for extended periods of time and our partners’ investment in selling our new products and solutions. If these risks are not managed effectively, we could experience material risks to our operations, financial condition and business model.

As we enter new or emerging markets, we will likely increase demands on our service and support operations and may be exposed to additional competition. We may not be able to provide products, service and support to effectively compete for these market opportunities.

Our new consumption based business models may adversely affect our revenues and profitability.

We offer customers a full range of consumption models, including the deployment of our software through our subscription and cloud-based SaaS, and utility pricing and managed services offerings for our hardware and software systems. These business models continue to evolve, and we may not be able to compete effectively, generate significant revenues or maintain the profitability of our consumption based offerings. Additionally, the increasing prevalence of cloud and SaaS delivery models offered by us and our competitors may unfavorably impact the pricing of our on-premise hardware and software offerings and could have a dampening impact on overall demand for our on-premise hardware and software product and service offerings, which could reduce our revenues and profitability, at least in the near term. If we do not successfully execute our consumption model strategy or anticipate the needs of our customers, our revenues and profitability could decline.

As customer demand for our consumption model offerings increases, we could experience volatility in our reported revenues and operating results due to the differences in timing of revenue recognition between our hardware arrangements and software licenses, (that are generally recognized in full at the time of delivery), relative to our consumption model offering arrangements, (that are generally recognized ratably over the terms of the arrangement). We incur certain expenses associated with the infrastructure and marketing of our consumption model offerings in advance of our ability to recognize the revenues associated with these offerings.

Our sales and distribution structure makes forecasting revenues difficult and, if disrupted, could harm our operating results.

Our business and sales models make revenues difficult to forecast. We sell to a variety of customers, with a corresponding variety of sales cycles. In addition, the majority of our sales are made and/or fulfilled indirectly through channel partners, including value-added resellers, systems integrators, distributors, original equipment manufacturers (OEMs) and strategic business partners. This structure significantly complicates our ability to forecast future revenue, especially within any particular fiscal quarter or year. Moreover, our relationships with our indirect channel partners are critical to our success. The loss of one or more of our key indirect channel partners in a given geographic area or the failure of our channel partners to promote our products could harm our operating results, as qualifying and developing new indirect channel partners typically require a significant investment of time and resources before acceptable levels of productivity are met. If we fail to maintain our relationships with our indirect channel partners, if their financial condition, business or customer relationships were to weaken, if they fail to comply with legal or regulatory requirements, or if we were to cease to do business with them for these or other reasons, our business, operating results and financial condition could be harmed.

Increasing competition and industry consolidation could harm our business and operating results.

The storage and data management markets are intensely competitive and are characterized by rapidly changing technology and fragmentation. We compete with many companies in the markets we serve, including established public companies, newly public companies with a strong flash focus, and new market entrants addressing the growing opportunity for hyper-converged systems. Some offer a broad spectrum of IT products and services (full-stack vendors) and others offer a more limited set of storage and data management products or services. Technology trends, such as the emergence of hosted or public cloud storage, SaaS and flash storage are driving significant changes in storage architectures and solution requirements. Cloud service providers provide customers storage as an operating expense, rather than as a capital expenditure, for the customers’ data centers, which meets rapidly evolving business needs and has changed the competitive landscape.

Competitors may develop new technologies or products in advance of us or establish business models or technologies disruptive to us. By extending our flash, converged infrastructure and cloud storage offerings, we are competing in new segments with both traditional competitors and new competitors, particularly smaller emerging storage vendors. The longer-term potential and competitiveness of these emerging vendors remains to be determined. In cloud and converged infrastructure, we also compete with large well-established competitors.

For additional information regarding our competitors, see the section entitled “Competition” contained in Item 1—Business of Part I of our fiscal 2017 Form 10-K incorporated by reference into this prospectus supplement. It is possible that new competitors or alliances among competitors might emerge and rapidly acquire significant market share or buying power. An increase in industry consolidation might result in stronger competitors that are better able to compete as full stack vendors for customers and achieve increased economies of scale in the supply chain. For example, in October 2016, Dell Inc. and EMC Corp. consummated their agreement to merge. Also in April 2017, HP Enterprise completed its acquisition of Nimble Storage. In addition, current and potential competitors have established or might establish cooperative relationships among themselves or with third parties, including some of our partners or suppliers.

Continuing uncertain economic and political conditions restrict our visibility and may harm our operating results, including our revenue growth and profitability.

The continuing global economic uncertainty and political and fiscal challenges in the United States (U.S.) and abroad have, among other things, limited our ability to forecast future demand for our products, contributed to increased periodic volatility in the computer, storage and networking industries at large, as well as the information technology (IT) market, and could constrain future access to capital for our suppliers, customers and partners. The impacts of these circumstances are global and pervasive, and the timing and nature of any ultimate resolution of these matters remain highly uncertain. Consequently, we expect these concerns to challenge our business for the foreseeable future, which could cause harm to our operating results. Such conditions have resulted, and may in the future again result, in failure to meet our forecasted financial expectations and to achieve historical levels of revenue growth.

Our quarterly operating results may fluctuate materially.

Our operating results have fluctuated in the past and will continue to do so, sometimes materially. All of the matters discussed in this Risk Factors section could impact our operating results in any fiscal quarter or year. In addition to those matters, we face the following issues, which could impact our quarterly results:

•	seasonality, such as our historical seasonal decline in revenues in the first quarter of our fiscal year and seasonal increase in revenues in the second quarter of our fiscal year, with the latter due in part to the impact of the U.S. federal government’s September 30 fiscal year end on the timing of its orders; and

•	linearity, such as our historical intra-quarter bookings and revenue pattern in which a disproportionate percentage of each quarter’s total bookings and related revenue occur in the last month of the quarter.

Our gross margins vary.

Our gross margins reflect a variety of factors, including competitive pricing, component and product design, the volume and relative mix of product, software maintenance, hardware maintenance and other services revenues. Increased component costs, increased pricing and discounting pressures, the relative and varying rates of increases or decreases in component costs and product prices, changes in product, software maintenance, hardware maintenance and other services revenue mix or decreased volume could harm our revenues, gross margins or earnings. Our gross margins are also impacted by the cost of any materials that are of poor quality and our sales and distribution activities, including, without limitation, pricing actions, rebates, sales initiatives and discount levels, and the timing of service contract renewals.

The costs of third-party components comprise a significant portion of our product costs. While we generally have been able to manage our component and product design costs, we may have difficulty managing these costs if supplies of certain components become limited or component prices increase. Any such limitation could result in an increase in our product costs. An increase in component or design costs relative to our product prices could harm our gross margins and earnings.

We often incur expenses before we receive related benefits, and expenses may be difficult to reduce quickly if demand declines.

We base our expense levels in part on future revenue expectations and a significant percentage of our expenses is fixed. It is difficult to reduce our fixed costs quickly, and if revenue levels are below our expectations, operating results could be adversely impacted. During periods of uneven growth or decline, we may incur costs before we realize the anticipated related benefits, which could also harm our operating results. We have made, and will continue to make, significant investments in engineering, sales, service and support, marketing and other functions to support and grow our business. We are likely to recognize the costs associated with these investments earlier than some of the related anticipated benefits, such as revenue growth, and the return on these investments may be lower, or may develop more slowly, than we expect, which could harm our business, operating results and financial condition.

If we are unable to maintain and develop relationships with strategic partners, our revenues may be harmed.

Our growth strategy includes developing and maintaining strategic partnerships with major third-party software and hardware vendors to integrate our products into their products and also co-market our products with them. A number of these strategic partners are industry leaders that offer us expanded access to segments of the storage and data management markets. However, there is intense competition for attractive strategic partners, and these relationships may not be exclusive, may not generate significant revenues and may be terminated on short notice. For instance, some of our partners are also partnering with our competitors, which may increase the availability of competing solutions and harm our ability to grow our relationships with those partners. Moreover, some of our partners, particularly large, more diversified technology companies, are also competitors, complicating our relationships. If we are unable to establish new partnerships or maintain existing partnerships, if our strategic partners favor their relationships with other vendors in the storage industry or if our strategic partners increasingly compete with us, we could experience lower than expected revenues, suffer delays in product development, or experience other harm to our business, operating results and financial condition.

If we do not achieve forecasted bookings in any quarter, our financial results could be harmed.

We derive a majority of our revenues in any given quarter from orders booked in the same quarter. Bookings typically follow intra-quarter seasonality patterns weighted toward the back end of the quarter. If we do not achieve the level, timing and mix of bookings consistent with our quarterly targets and historical patterns, or if we experience cancellations of significant orders, our financial results could be harmed.

A portion of our revenues is generated by large, recurring purchases from various customers, resellers and distributors. A loss, cancellation or delay in purchases by any of these parties has negatively affected us in the past, and in the future could, negatively affect our revenues.

A significant portion of our net revenues are generated through sales to a limited number of distributors. We generally do not enter into binding purchase commitments with our customers, resellers and distributors for extended periods of time, and thus we may not be able to continue to receive large, recurring orders from these customers, resellers or distributors. For example, our reseller agreements generally do not require minimum purchases, and our customers, resellers and distributors can stop purchasing and marketing our products at any time. In addition, unfavorable economic conditions may negatively impact the solvency of our customers, resellers and distributors or the ability of such customers, resellers and distributors to obtain credit to finance purchases of our products. If any of our key customers, resellers or distributors changes its pricing practices, reduces the size or frequency of its orders for our products, or stops purchasing our products altogether, our operating results and financial condition could be materially adversely impacted.

We rely on a limited number of suppliers for critical product components.

We rely on a limited number of suppliers for drives and other components utilized in the assembly of our products, including certain single source suppliers, which has subjected us, and could in the future subject us to, price rigidity, periodic supply constraints, and the inability to produce our products with the quality and in the quantities demanded. Consolidation among suppliers, particularly within the semiconductor and disk drive industries, has contributed to price rigidity and may in the future create supply constraints. When industry supply is constrained, our suppliers may allocate volumes away from us and to our competitors, all of which rely on many of the same suppliers as we do. Accordingly, our operating results may be harmed.

Any disruption to our supply chain could materially harm our business, operating results and financial condition.

We do not manufacture our products or their components. Instead, we rely on third parties to make our products and critical components, such as disk drives, as well as for associated logistics. Our lack of direct responsibility for, and control over, these elements of our business, as well as the diverse international geographic locations of our manufacturing partners and suppliers, creates significant risks for us, including, among other things:

•	limited ability to control the quality, quantity and cost of our products or of their components;

•	the potential for binding price or purchase commitments with our suppliers that are higher than market rates;

•	limited ability to adjust production volumes in response to our customers’ demand fluctuations;

•	labor and political unrest at facilities we do not operate or own;

•	geopolitical disputes disrupting our supply chain;

•	business, legal compliance, litigation and financial concerns affecting our suppliers or their ability to manufacture and ship our products in the quantities, quality and manner we require; and

•	disruptions due to floods, earthquakes, storms and other natural disasters, particularly in countries with limited infrastructure and disaster recovery resources.

Such risks have in the past and could again in the future subject us to supply constraints, price increases and minimum purchase requirements and our business, operating results and financial condition could be harmed. The risks associated with our out-sourced manufacturing model are particularly acute when we transition products to new facilities or manufacturers, introduce and increase volumes of new products or qualify new contract manufacturers or suppliers, at which times our ability to manage the relationships among us, our manufacturing partners and our component suppliers, becomes critical. New manufacturers, products, components or facilities create increased costs and risk that we will fail to deliver high quality products in the required volumes to our customers.

Any failure of a manufacturer or component supplier to meet our quality, quantity or delivery requirements in a cost-effective manner will harm our business, operating results and customer relationships.

Due to the global nature of our business, risks inherent in our international operations could materially harm our business.

A significant portion of our operations is located, and a significant portion of our revenues is derived, outside of the U.S. In addition, most of our products are manufactured outside of the U.S., and we have research and development, sales and service centers overseas. Accordingly, our business and our future operating results could be adversely impacted by factors affecting our international operations including, among other things, local political or economic conditions, trade protection and export and import requirements, tariffs, local labor conditions, transportation costs, government spending patterns, acts of terrorism, international conflicts and natural disasters in areas with limited infrastructure. In addition, due to the global nature of our business, we are subject to complex legal and regulatory requirements in the U.S. and the foreign jurisdictions in which we operate and sell our products, including antitrust and anti-competition laws, rules and regulations, and regulations related to data privacy. We are also subject to the potential loss of proprietary information due to piracy, misappropriation, or laws that may be less protective of our intellectual property rights than U.S. laws. Such factors could have an adverse impact on our business, operating results and financial condition.

We face exposure to adverse movements in foreign currency exchange rates as a result of our international operations. These exposures may change over time as business practices evolve, and they could have a material adverse impact on our financial results and cash flows. We utilize forward and option contracts in an attempt to reduce the adverse earnings impact from the effect of exchange rate fluctuations on certain assets and liabilities as well as certain anticipated foreign currency cash flows on a short-term basis. Our hedging strategies may not be successful, and currency exchange rate fluctuations could have a material adverse effect on our operating results. In addition, our foreign currency exposure on assets and liabilities for which we do not hedge could have a material impact on our operating results in periods when the U.S. dollar significantly fluctuates in relation to unhedged non-U.S. currencies in which we transact business.

Additional risks inherent in our international business activities generally include, among others, longer accounts receivable payment cycles and difficulties in managing international operations.

Moreover, in many foreign countries, particularly in those with developing economies, it is common to engage in business practices that are prohibited by our internal policies and procedures, or U.S. laws and regulations applicable to us, such as the Foreign Corrupt Practices Act. There can be no assurance that all our employees, contractors and agents, as well as those companies to which we outsource certain of our business operations, will comply with these policies, procedures, laws and/or regulations. Any such violation could subject us to fines and other penalties, which could have a material adverse effect on our business, operating results and financial condition.

We could be subject to additional income tax liabilities.

Our effective tax rate is influenced by a variety of factors, many of which are outside of our control. These factors include among other things, fluctuations in our earnings and financial results in the various countries and states in which we do business, the outcome of income tax audits and changes to the tax laws in such jurisdictions. Changes to any of these factors could materially impact our operating results.

We receive significant tax benefits from sales to our non-U.S. customers. These benefits are contingent upon existing tax laws and regulations in the U.S. and in the countries in which our international operations are located. Future changes in domestic or international tax laws and regulations or a change in how we manage our international operations could adversely affect our ability to continue to realize these tax benefits. Except as required under U.S. tax laws, we do not provide for U.S. federal and state income taxes or foreign withholding taxes that may result from future remittances of undistributed earnings of foreign subsidiaries that have not been previously taxed since we intend to invest such undistributed earnings indefinitely outside of the U.S. If our intent changes, or if these funds are needed for our U.S. operations, we would be required to accrue or pay U.S. taxes on some or all of these undistributed earnings, which could have a material impact on our financial results.

We are routinely subject to income tax audits in the U.S. and several foreign tax jurisdictions. If the ultimate determination of income taxes or at-source withholding taxes assessed under these audits results in amounts in excess of the tax provision we have recorded or reserved for, our operating results, cash flows and financial condition could be adversely affected.

Our effective tax rate could also be adversely affected by different and evolving interpretations of existing law or regulations, which in turn would negatively impact our operating and financial results as a whole. Additionally, our effective tax rate could also be adversely affected if there is a change in international operations, our tax structure and how our operations are managed and structured, and as a result, we could experience harm to our operating results and financial condition.

Our success depends upon our ability to effectively plan and manage our resources and restructure our business in response to changing market conditions and market demand for our products, and such actions may have an adverse effect on our financial and operating results.

Our ability to successfully offer our products and services in a rapidly evolving market requires an effective planning, forecasting, and management process to enable us to effectively scale and adjust our business in response to fluctuating market opportunities and conditions.

In response to changes in market conditions and market demand for our products, we have in the past undertaken cost savings initiatives. For example, in May 2015, March 2016 and November 2016, we executed restructuring events designed to streamline our business, reduce our cost structure and focus our resources on key strategic opportunities. As a result, we have recognized substantial restructuring charges. We may in the future undertake initiatives that may include restructuring, disposing of, and/or otherwise discontinuing certain products, or a combination of these actions. Rapid changes in the size, alignment or organization of our workforce, including sales account coverage, could adversely affect our ability to develop, sell and deliver products and services as planned or impair our ability to realize our current or future business and financial objectives. Any decision to take these actions may result in charges to earnings associated with, among other things, inventory or other fixed, intangible or goodwill asset reductions (including, without limitation, impairment charges), workforce and facility reductions and penalties and claims from third party resellers or users of discontinued products. Charges associated with these activities would harm our operating results. In addition to the costs associated with these activities, we may not realize any of the anticipated benefits of the underlying restructuring activities.

If our products are defective, or are perceived to be defective as a result of improper use or maintenance, our gross margins, operating results and customer relationships may be harmed.

Our hardware and software products are complex. We have experienced in the past, and expect to experience in the future, quality issues. Quality risk is most acute when we are introducing new products. Quality issues have and could again in the future cause customers to experience outages or disruptions in service, data loss or data corruption. If we fail to timely remedy a product defect, we may experience a failure of a product line, temporary or permanent withdrawal from a product or market, damage to our reputation, loss of revenue, inventory costs or product reengineering expenses and higher ongoing warranty and service costs, and these occurrences could have a material impact on our gross margins, business and operating results. In addition, we exercise little control over how our customers use or maintain our products, and in some cases improper usage or maintenance could impair the performance of our products, which could lead to a perception of a quality issue. Customers and we may experience losses that may result from or are alleged to result from defects in our products, which could subject us to claims for damages, including consequential damages.

If a data center or other third-party who relies on our products experiences a disruption in service or a loss of data, such disruption or loss could be attributed to the quality of our products, thereby causing financial or reputational harm to our business.

Our clients, including data centers, SaaS, cloud computing and Internet infrastructure and bandwidth providers, rely on our products for their data storage needs. Our clients may authorize third-party technology providers to access their data on our systems. Because we do not control the transmissions between our clients, their customers, and third-party technology providers, or the processing of such data by third-party technology providers, we cannot ensure the complete integrity or security of such transmissions or processing. Errors or wrongdoing by clients, their customers, or third-party technology providers resulting in security breaches may be attributed to us.

A failure or inability to meet our clients’ expectations with respect to security and confidentiality through a disruption in the services provided by these third-party vendors, or the loss of data stored by such vendors, could result in financial or reputational harm to our business to the extent that such disruption or loss is caused by, or perceived by our customers to have been caused by, defects in our products. Moreover, the risk of reputational harm may be magnified and/or distorted through the rapid dissemination of information over the Internet, including through news articles, blogs, chat rooms, and social media sites. This may affect our ability to retain clients and attract new business.

If a cybersecurity incident or other security breach occurs on our systems or on our end user customer systems, or if stored data is improperly accessed, customers may reduce or cease using our solutions, our reputation may be harmed and we may incur significant liabilities.

We store and transmit sensitive and proprietary data related to our products, our employees, customers, clients and partners (including third-party vendors such as data centers and providers of SaaS, cloud computing, and Internet infrastructure and bandwidth), and their respective customers, including intellectual property, books of record and personally identifiable information. It is critical to our business strategy that our infrastructure remains secure and is perceived by customers, clients and partners to be secure. There are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, state-sponsored intrusions, industrial espionage, human error and technological vulnerabilities. Cybersecurity incidents or other security breaches could result in (1) unauthorized access to, or loss or unauthorized disclosure of, such information; (2) litigation, indemnity obligations, government investigations and other possible liabilities; (3) negative publicity; and (4) disruptions to our internal and external operations. Any of these could damage our reputation and public perception of the security and reliability of our products, as well as harm our business and cause us to incur significant liabilities. In addition, a cybersecurity incident or other security breach could result in other negative consequences, including remediation costs, disruption of internal operations, increased cybersecurity protection costs and lost revenues.

Our clients and customers use our platforms for the transmission and storage of sensitive data. We do not monitor or review the information or content that our clients and their customers upload and store, and, therefore, we have no direct control over the substance of the information or content stored within our platforms. If our employees, or our clients, partners or their respective customers use our platforms for the transmission or storage of personally identifiable or other sensitive information and our security measures are breached as a result of third-party action, employee error, malfeasance, stolen or fraudulently obtained log-in credentials or otherwise, our reputation could be damaged, our business may be harmed and we could incur significant liabilities.

High-profile cyber-attacks and security breaches have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyberattacks targeting information technology products and businesses. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. As we continue to increase our client base and expand our brand, we may become more of a target for third parties seeking to compromise our security systems and we anticipate that hacking attempts and cyberattacks will increase in the future. We cannot give assurance that we will always be successful in preventing or repelling unauthorized access to our systems.

Many jurisdictions have enacted or are enacting laws requiring companies to notify individuals of data security breaches involving certain types of personal data. These mandatory disclosures regarding security breaches often lead to widespread negative publicity. Moreover, the risk of reputational harm may be magnified and/or distorted through the rapid dissemination of information over the Internet, including through news articles, blogs, chat rooms, and social media sites. Any security breach, whether actual or perceived, could harm our reputation, erode customer confidence in the effectiveness of our data security measures, negatively impact our ability to attract new customers, cause existing customers to elect not to renew their support contracts, or subject us to third-party lawsuits, regulatory fines or other action or liability, which could materially and adversely affect our business and operating results. In particular, our SaaS business could be subject to stricter obligations and greater fines under the impending enactment of the new European Data Protection Regulation on May 25, 2018.

There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any particular claim. Our existing general liability insurance coverage and coverage for errors and omissions may not continue to be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims, or our insurers may deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceeds available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, operating results and financial condition.

If we are unable to attract and retain qualified personnel, our business, operating results and financial condition could be harmed.

Our continued success depends, in part, on our ability to hire and retain qualified personnel and to preserve the key aspects of our corporate culture. Because our future success is dependent on our ability to continue to enhance and introduce new products, we are particularly dependent on our ability to hire and retain qualified engineers. In addition, to increase revenues, we will be required to increase the productivity of our sales force and support infrastructure to achieve adequate customer coverage. Competition for qualified employees, particularly in Silicon Valley, is intense. We have periodically reduced our workforce, including an 11% reduction announced in March 2016 and a 6% reduction announced in November 2016, and these actions may make it more difficult to attract and retain qualified employees. Our inability to hire and retain qualified management and skilled personnel, particularly engineers, salespeople and key executive management, could be disruptive to our development efforts, sales results, business relationships and/or our ability to execute our business plan and strategy on a timely basis and could materially and adversely affect our operating results.

Equity grants are a critical component of our current compensation programs. If we reduce, modify or eliminate our equity programs, we may have difficulty attracting and retaining critical employees.

In addition, because of the structure of our cash and equity incentive compensation plans, we may be at increased risk of losing employees at certain times. For example, the retention value of our compensation plans decreases after the payment of annual bonuses or the vesting of equity awards.

A repatriation of cash held by our foreign subsidiaries to fund U.S. operations, strategic opportunities or debt service may subject us to a significant tax liability.

As of July 28, 2017, $4.9 billion of cash, cash equivalents and short-term investments was held by our foreign subsidiaries. Under current law, repatriation of this cash may trigger significant adverse tax consequences in the United States. As a result, if the cash generated by our domestic operations is lower than projected and is not sufficient to fund our domestic operations and our broader corporate initiatives, such as stock repurchases, dividends, acquisitions, and other strategic opportunities, and to service our outstanding indebtedness, we may need to raise additional funds through public or private debt or equity financings, or we may need to obtain new credit facilities to the extent we choose not to repatriate our overseas cash. Such additional financing may not be available on terms favorable to us, or at all, and any new equity financings or offerings would dilute our current stockholders’ ownership. Furthermore, lenders may not agree to extend us new, additional or continuing credit. If adequate funds are not available, or are not available on acceptable terms, we may be forced to repatriate our foreign-held cash and incur a significant tax charge. In any such case, our business, operating results or financial condition could be adversely impacted.

We are continually seeking ways to make our cost structure, business processes and systems more efficient, including by moving activities from higher-cost to lower-cost locations, outsourcing certain business processes and functions, and implementing new business information systems. Problems with the execution of these activities could have an adverse effect on our business, operating results and financial condition. In addition, we may not achieve the expected benefits of these initiatives.

We continuously seek to make our cost structure and business processes more efficient, including by moving our business activities from higher-cost to lower-cost locations, outsourcing certain business processes and functions, and implementing changes to our business information systems. These efforts involve a significant investment of financial and human resources and significant changes to our current operating processes. In addition, as we move operations into lower-cost jurisdictions and outsource certain business processes, we become subject to new regulatory regimes and lose control of certain aspects of our operations and, as a consequence, become more dependent upon the systems and business processes of third-parties. If we are unable to move our operations, outsource business processes and implement new business information systems in a manner that complies with local law and maintains adequate standards, controls and procedures, the quality of our products and services may suffer and we may be subject to increased litigation risk, either of which could have an adverse effect on our business, operating results and financial condition. Additionally, we may not achieve the expected benefits of these and other transformational initiatives, which could harm our business, operating results and financial condition.

Our acquisitions may not achieve expected benefits, and may increase our liabilities, disrupt our existing business and harm our operating results.

As part of our strategy, we seek to acquire other businesses and technologies to complement our current products, expand the breadth of our markets, or enhance our technical capabilities. For example, in February 2016, we acquired SolidFire, Inc., and in fiscal 2015 we acquired the SteelStore product line (renamed AltaVault) from Riverbed Technology, Inc. The benefits we expect to receive from these and other acquisitions depend on our ability to successfully conduct due diligence, negotiate the terms of the acquisition and integrate the acquired business into our systems, procedures and organizational structure. Any inaccuracy in our acquisition assumptions or any failure to uncover liabilities or risks associated with the acquisition, make the acquisition on favorable terms, integrate the acquired business or assets as and when expected or retain key employees of the acquired company may reduce or eliminate the expected benefits of the acquisition to us, increase our costs, disrupt our operations, result in additional liabilities, investigations and litigation, and may also harm our strategy, business and operating results. The failure to achieve expected acquisition benefits may also result in impairment charges for goodwill and purchased intangible assets.

Reduced U.S. government demand could materially harm our business and operating results. In addition, we could be harmed by claims that we have or a channel partner has failed to comply with regulatory and contractual requirements applicable to sales to the U.S. government.

The U.S. government is an important customer for us. However, government demand is uncertain, as it is subject to political and budgetary fluctuations and constraints. Events such as the U.S. federal government shutdown in October 2013 and continued uncertainty regarding the U.S. budget and debt levels, have increased demand uncertainty for our products, and in our fiscal 2016 resulted in lower sales to these customers. In addition, like other customers, the U.S. government may evaluate competing products and delay purchasing in the face of the technology transitions taking place in the storage industry. If the U.S. government or an individual agency or multiple agencies within the U.S. government continue to reduce or shift their IT spending patterns, our revenues and operating results may be harmed.

Selling our products to the U.S. government, whether directly or through channel partners, also subjects us to certain regulatory and contractual requirements. Failure to comply with these requirements by either us or our channel partners could subject us to investigations, fines, and other penalties, which could materially harm our operating results and financial condition. As an example, the United States Department of Justice (DOJ) and the General Services Administration (GSA) have in the past pursued claims against and financial settlements with IT vendors, including us and several of our competitors and channel partners, under the False Claims Act and other statutes related to pricing and discount practices and compliance with certain provisions of GSA contracts for sales to the federal government. Although the DOJ and GSA currently have no claims pending against us, we could face claims in the future. Violations of certain regulatory and contractual requirements could also result in us being suspended or debarred from future government contracting. Any of these outcomes could have a material adverse effect on our business, operating results and financial condition.

We are exposed to credit risks and fluctuations in the market values of our investment portfolio.

We maintain an investment portfolio of various holdings, types, and maturities. Credit ratings and pricing of our investments can be negatively affected by liquidity, credit deterioration, financial results, economic risk, political risk, sovereign risk or other factors. As a result, the value and liquidity of our investments may fluctuate substantially. Therefore, although we have not recently realized any significant losses on our investments, future fluctuations in their value could result in a significant realized loss.

There are risks associated with our outstanding and future indebtedness.

As of July 28, 2017, we had an aggregate of $1.5 billion of outstanding indebtedness for our senior notes that mature at specific dates in calendar years 2017, 2021 and 2022, and we had an aggregate of $895 million of commercial paper notes outstanding with maturities ranging from 13 to 56 days. In addition to the notes being offered hereby, we may incur additional indebtedness in the future under our existing credit facilities and/or new financing arrangements. We may fail to pay these or additional future obligations, as and when required. Specifically, if we are unable to generate sufficient cash flows from operations or to borrow sufficient funds in the future to service or refinance our debt, our business, operating results and financial condition will be harmed. Any downgrades from credit rating agencies such as Moody’s Investors Service or Standard & Poor’s Rating Services may adversely impact our ability to obtain additional financing or the terms of such financing and reduce the market capacity for our commercial paper. Furthermore, if prevailing interest rates or other factors result in higher interest upon any potential future financing, then interest expense related to the refinance indebtedness would increase.

In addition, all our debt and credit facility arrangements subject us to continued compliance with restrictive and financial covenants. If we do not comply with these covenants or otherwise default under the arrangements, we may be required to repay any outstanding amounts borrowed under these agreements. Moreover, compliance with these covenants may restrict our strategic or operational flexibility in the future, which could harm our business, operating results and financial condition.

We are exposed to the credit and non-payment risk of our customers, resellers and distributors, especially during times of economic uncertainty and tight credit markets, which could result in material losses.

Most of our sales to customers are on an open credit basis, with typical payment terms of 30 days. We may experience losses due to a customer’s inability to pay. Beyond our open credit arrangements, some of our customers have entered into recourse and non-recourse financing leasing arrangements using third-party leasing companies. Under the terms of recourse leases, which are generally three years or less, we remain liable for the aggregate unpaid remaining lease payments to the third-party leasing companies in the event of end-user customer default. During periods of economic uncertainty, our exposure to credit risks from our customers increases. In addition, our exposure to credit risks of our customers may increase further if our customers and their customers or their lease financing sources are adversely affected by global economic conditions.

Our failure to adjust to emerging standards in the storage and data management industry may harm our business.

Emerging standards in the storage and data management markets may adversely affect the UNIX®, Windows® and the World Wide Web server markets upon which we depend. For example, we provide our open access data retention solutions to customers within the financial services, healthcare, pharmaceutical and government market segments, industries that are subject to various evolving governmental regulations with respect to data access, reliability and permanence in the U.S. and in the other countries in which we operate. If our products do not meet and continue to comply with these evolving governmental regulations in this regard, customers in these market and geographical segments will not purchase our products, and we may not be able to expand our product offerings in these market and geographical segments at the rates which we have forecasted.

Some of our products are subject to U.S. export control laws and other laws affecting the countries in which our products and services may be sold, distributed, or delivered; any violation of these laws could have a material adverse effect on our business, operating results and financial condition.

Due to the global nature of our business, we are subject to import and export restrictions and regulations, including the Export Administration Regulations administered by the Commerce Department’s Bureau of Industry and Security (BIS) and the trade and economic sanctions regulations administered by the Treasury Department’s Office of Foreign Assets Control (OFAC). The U.S., through the BIS and OFAC, places restrictions on the sale or export of certain products and services to certain countries and persons. Violators of these export control and sanctions laws may be subject to significant penalties, which may include significant monetary fines, criminal proceedings against them and their officers and employees, a denial of export privileges, and suspension or debarment from selling products to the federal government. Our products could be shipped to those targets by third parties, including potentially our channel partners, despite our precautions.

If we were ever found to have violated U.S. export control laws, we may be subject to various penalties available under the laws, any of which could have a material and adverse impact on our business, operating results and financial condition. Even if we were not found to have violated such laws, the political and media scrutiny surrounding any governmental investigation of us could cause us significant expense and reputational harm. Such collateral consequences could have a material adverse impact on our business, operating results and financial condition.

Changes in regulations relating to our products or their components, or the manufacture, sourcing, distribution or use thereof, may harm our business and operating results.

The laws and regulations governing the manufacturing, sourcing, distribution and use of our products have become more complex and stringent over time. For example, in addition to various environmental laws relating to carbon emissions and the use and discharge of hazardous materials, the SEC adopted regulations concerning the supply of certain minerals originating from the conflict zones of the Democratic Republic of Congo or adjoining countries. We incur costs to comply with the disclosure requirements of this law and may realize other costs relating to the sourcing and availability of minerals used in our products. Further, since our supply chain is complex, we may face reputational harm if our customers or other stakeholders conclude that we are unable to verify sufficiently the origins of the minerals used in the products we sell. As the laws and regulations governing our products continue to expand and change, our costs are likely to rise, and the failure to comply with any such laws and regulations could subject us to business interruptions, litigation risks and reputational harm.

Our failure to protect our intellectual property could harm our business, operating results and financial condition.

Our success depends significantly upon developing, maintaining and protecting our proprietary technology. We rely on a combination of patents, copyrights, trademarks, trade secrets, confidentiality procedures and contractual provisions with employees, resellers, strategic partners and customers, to protect our proprietary rights. We currently have multiple U.S. and international patent applications pending and multiple U.S. and international patents issued. The pending applications may not be approved, and our existing and future patents may be challenged. If such challenges are brought, the patents may be invalidated. We may not be able to develop proprietary products or technologies that are patentable, and patents issued to us may not provide us with any competitive advantages and may be challenged by third parties. Further, the patents of others may materially and adversely affect our ability to do business. In addition, a failure to obtain and defend our trademark registrations may impede our marketing and branding efforts and competitive condition. Litigation may be necessary to protect our proprietary technology. Any such litigation may be time-consuming and costly. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the U.S. Our means of protecting our proprietary rights may not be adequate or our competitors may independently develop similar technology, duplicate our products, or design around patents issued to us or other intellectual property rights of ours.

We are subject to intellectual property infringement claims that arise in the normal course of business. We may, from time to time, receive claims that we are infringing third parties’ intellectual property rights, including claims for alleged patent infringement brought by non-practicing entities. We are involved in active patent litigations brought by non-practicing entities. We believe we have strong arguments that our products do not infringe and/or the asserted patents are invalid, and we intend to vigorously defend against the plaintiffs’ claims. However, there is no guarantee that we will prevail at trial and if a jury were to find that our products infringe, we could be required to pay significant monetary damages, and may cause product shipment delays, require us to redesign our products, or require us to enter into royalty or licensing agreements.

Third parties may in the future claim infringement by us with respect to current or future products, patents, trademarks or other proprietary rights. We expect that companies in the network storage and data management markets will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, and any infringement claims discussed above, could be time consuming, result in costly litigation, cause product shipment delays, require us to redesign our products, or require us to enter into royalty or licensing agreements, any of which could materially and adversely affect our operating results. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all.

Our business could be materially and adversely affected as a result of natural disasters, terrorist acts or other catastrophic events.

We depend on the ability of our personnel, inventories, equipment and products to move reasonably unimpeded around the world. Any political, military, terrorism, global trade, world health or other issue that hinders this movement or restricts the import or export of materials could lead to significant business disruptions. Furthermore, any economic failure or other material disruption caused by natural disasters, including fires, floods, hurricanes, earthquakes, and volcanoes; power loss or shortages; environmental disasters; telecommunications or business information systems failures or break-ins and similar events could also adversely affect our ability to conduct business. If such disruptions result in cancellations of customer orders or contribute to a general decrease in economic activity or corporate spending on IT, or directly impact our marketing, manufacturing, financial and logistics functions, or impair our ability to meet our customer demands, our operating results and financial condition could be materially adversely affected. In addition, our headquarters is located in Northern California, an area susceptible to earthquakes. If any significant disaster were to occur, our ability to operate our business and our financial condition could be impaired.

Changes in financial accounting standards may cause adverse unexpected fluctuations and affect our reported operating results.

A change in accounting standards or practices and varying interpretations of existing accounting pronouncements, the increased use of fair value measures, changes to revenue recognition, lease accounting, financial instruments and other accounting standards could have a significant effect on our reported financial results or the way we conduct our business. Implementation of accounting regulations and related interpretations and policies, particularly those related to revenue recognition, could cause us to defer recognition of revenue or recognize lower revenue, which may affect our operating results.

Risks Related to the Notes

There is no prior market for either series of the notes. If one develops, it may not be liquid.

We do not intend to list either series of the notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. We cannot assure you that any liquid market for either series of the notes will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the notes following the offering. However, the underwriters have no obligation to make a market in the notes and they may cease market making activities at any time without notice. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the:

•	time remaining to the maturity of the relevant series of the notes;

•	outstanding amount of the relevant series of the notes;

•	terms related to optional redemption of the notes; and

•	level, direction and volatility of market interest rates generally.

Ratings of the notes may change after issuance and affect the market price and marketability of the notes.

In connection with this offering, we expect to receive credit ratings for the notes by the major credit rating agencies and we expect that these agencies will routinely evaluate our credit rating in the future. These ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes. In addition, any decline in the ratings of the notes may make it more difficult for us to raise capital on acceptable terms.

We may be unable to generate the cash flow to service our debt obligations, including the notes.

We may not be able to generate sufficient cash flow to enable us to service our indebtedness, including the notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, refinance our debt obligations and fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. Based upon current levels of operations, we believe cash flow from operations and available cash will be adequate for the foreseeable future to meet our anticipated requirements for working capital, capital expenditures and scheduled payments of principal and interest on our indebtedness, including the notes. However, if we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all.

The indenture governing the notes does not limit the amount of additional debt that we may incur. Incurrence by us of more debt may intensify the risks associated with our current leverage, including the risk that we will be unable to service our debt.

The indenture governing the notes does not limit the amount of additional debt that we may incur. In addition, as of July 28, 2017, we had outstanding $750 million aggregate principal amount of our 2.00% Senior Notes due 2017, $500 million aggregate principal amount of our 3.375% Senior Notes due 2021, $250 million aggregate principal amount of our 3.25% Senior Notes due 2022 (“Outstanding Senior Notes”) and $895 million aggregate principal amount of commercial paper notes under our commercial paper program. If we incur additional debt, including the notes, the risks associated with our leverage, including the risk that we will be unable to service our debt, will increase.

Our financial condition and results of operations could be adversely affected if we do not effectively manage our indebtedness.

As of July 28, 2017, we had outstanding $750 million aggregate principal amount of our 2.00% Senior Notes due 2017, $500 million aggregate principal amount of our 3.375% Senior Notes due 2021, and $250 million aggregate principal amount of our 3.25% Senior Notes due 2022. We intend to use a portion of the net proceeds from this offering to repay $750 million aggregate principal amount of our outstanding 2.00% Senior Notes due 2017 (including accrued and unpaid interest and any make-whole payment thereon) on or prior to their maturity in December 2017. As of July 28, 2017, we had $895 million aggregate principal amount of commercial paper notes outstanding under our commercial paper program. In addition, we have a $1.0 billion senior unsecured credit facility that serves as a back-up for our commercial paper program. As of July 28, 2017, no borrowings were outstanding under the senior unsecured credit facility.

From time to time in the future, we may also incur additional indebtedness. Our maintenance of substantial levels of debt could adversely affect our flexibility to take advantage of certain corporate opportunities and could adversely affect our financial condition and results of operations. In addition, the instruments governing the notes sold in this offering contain certain covenants applicable to us and our subsidiaries that may adversely affect our ability to incur certain liens or engage in certain types of sale and leaseback transactions. We cannot assure you that the indebtedness represented by the notes, in addition to our other indebtedness, will not adversely affect our operating results or financial condition.

Because the notes will not be secured and will be effectively subordinated to the rights of secured creditors, the notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes will be unsecured obligations, ranking equally with other senior unsecured indebtedness, including the Outstanding Senior Notes. Although we do not currently have any secured indebtedness, the indenture governing the notes permits us to incur secured debt under specified circumstances. If we incur secured debt, our assets will be subject to prior claims by our secured creditors. In the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of NetApp, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in any remaining assets ratably with all of the unsecured and unsubordinated creditors, including trade creditors. The holders of any additional obligations that rank equally with the notes, including trade payables, will be entitled to share ratably with the holders of the notes and the Outstanding Senior Notes in any proceeds distributed upon our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The notes will be structurally subordinated to the indebtedness of our subsidiaries.

The notes will be our obligations exclusively and not of any of our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of July 28, 2017, our subsidiaries had $427 million of outstanding indebtedness, including trade payables but excluding intercompany liabilities and deferred revenue.

The notes contain restrictive covenants that may adversely affect our ability to operate our business.

The indenture that will govern the notes contains various covenants that limit our ability and the ability of our subsidiaries to, among other things:

•	incur liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate or merge with or into, or sell substantially all of our assets to, another person.

As a result of these covenants and covenants contained in our senior unsecured credit facility, we will be limited in the manner in which we can conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. Accordingly, these restrictions may limit our ability to successfully operate our business. A failure to comply with these restrictions could lead to an event of default, which could result in an acceleration of our indebtedness. In the event of an acceleration, we may not have or be able to obtain sufficient funds to make any accelerated payments, including those under the notes. See “Description of Notes—Certain Covenants” and “Description of Notes—Certain Terms of the Debt Securities—Certain Covenants” in the accompanying prospectus.

The negative covenants in the indenture that governs the notes may have a limited effect.

The indenture governing the notes contains covenants limiting our ability and certain of our subsidiaries’ ability to create certain liens, enter into certain sale and leaseback transactions, and consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person. The limitation on liens and limitation on sale and leaseback covenants contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets. See “Description of Notes—Certain Covenants” and “Description of Debt Securities—Certain Terms of the Debt Securities—Certain Covenants” in the accompanying prospectus. In light of these exceptions, holders of the notes may be structurally or contractually subordinated to new lenders.

We may not be able to repurchase all of the notes upon a change of control repurchase event.

As described under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event,” we will be required to offer to repurchase the notes upon the occurrence of a change of control repurchase event. We may not have sufficient funds to repurchase the notes in cash at such time or have the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

The provisions in the indenture that governs the notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event in the indenture to trigger these provisions, notably, that the transactions are accompanied or followed within 60 days by a downgrade in the rating of the notes, following which the notes are no longer rated “investment grade” as specified under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event.” Except as described under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event,” the indenture does not contain provisions that permit the holders of the notes to require us to repurchase the notes in the event of a takeover, recapitalization or similar transaction.

You may not be able to determine when a change of control repurchase event has occurred.

The definition of change of control, which is a condition precedent to a change of control repurchase event, includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.

Redemption of the notes may adversely affect your return on the notes.

We have the right to redeem some or all of the notes of each series prior to maturity. We may redeem the notes of each series at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received by you upon such redemption in a comparable security at an effective interest rate as high as that of the notes of the applicable series.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $793.8 million from the offering, after deducting the underwriters’ discount and commissions and estimated offering expenses payable by us. We intend to use such net proceeds for general corporate purposes, including repayment of $750 million in aggregate principal amount of our outstanding 2.00% Senior Notes due 2017 (including accrued and unpaid interest and any make-whole payment thereon) on or prior to their maturity in December 2017. The interest rate for the 2.00% Senior Notes due 2017 is 2.00% per annum and these notes mature on December 15, 2017. Pending these uses, we intend to invest the net proceeds from this offering primarily in cash, cash equivalents, investment grade securities or other short-term marketable securities.

CAPITALIZATION

The following table sets forth our unaudited consolidated cash, cash equivalents and short-term investments, short-term debt and capitalization as of July 28, 2017:

•	on an actual basis; and

•	on an as adjusted basis, after giving effect to this offering.

You should read the table in conjunction with our financial statements and the notes to those financial statements that are incorporated by reference into this prospectus supplement.

	As of July 28, 2017
(in millions, except share data)	Actual	As Adjusted(1)
Cash, cash equivalents and short-term investments	$5,321	$6,115

Short-term debt:
Commercial paper notes(2)	$894	$894

Long-term debt (including current portion):
2.00% Senior Notes due 2017(3)	749	749
3.375% Senior Notes due 2021(4)	497	497
3.25% Senior Notes due 2022(5)	248	248
2.000% Senior Notes due 2019 offered hereby(6)	—	397
3.300% Senior Notes due 2024 offered hereby(7)	—	397

Total long-term debt	1,494	2,288

Stockholders’ equity:
Common stock, $0.001 par value	—	—
Additional paid-in capital	2,771	2,771
Treasury stock at cost	—	—
Retained earnings	10	10
Accumulated other comprehensive loss	(13)	(13)

Total stockholders’ equity	2,768	2,768

Total capitalization	$4,262	$5,056

(1)	The “As Adjusted” column does not give effect to repayment of the 2.00% Senior Notes due 2017 on or prior to their maturity in December 2017 with a portion of the proceeds of this offering.
(2)	Represents $895 million of principal, net of discount of $1 million.
(3)	Represents $750 million of principal, net of discount and issuance costs of $1 million.
(4)	Represents $500 million of principal, net of discount and issuance costs of $3 million.
(5)	Represents $250 million of principal, net of discount and issuance costs of $2 million.
(6)	Represents $400 million of principal, net of discount and issuance costs of $3 million.
(7)	Represents $400 million of principal, net of discount and issuance costs of $3 million.

DESCRIPTION OF NOTES

We are offering $400,000,000 aggregate principal amount of 2.000% Senior Notes due 2019 (the “2019 notes”) and $400,000,000 aggregate principal amount of 3.300% Senior Notes due 2024 (the “2024 notes”). We refer to the 2019 notes and the 2024 notes collectively in this prospectus supplement as the “notes.” The notes of each series will be issued as separate series of debt securities under an indenture dated as of December 12, 2012, between us and U.S. Bank National Association, as trustee. That indenture will be supplemented by a third supplemental indenture to be entered into concurrently with the delivery of the notes (as so supplemented, the “indenture”).

The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Wherever particular provisions or defined terms of the indenture or form of note are referred to, these provisions or defined terms are incorporated in this prospectus supplement by reference.

You may request a copy of the indenture from us as set forth in “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. We urge you to read the indenture (including the form of note contained therein) because it, and not this description, defines your rights as a holder of the notes. For purposes of this description, references to the “Company”, “we”, “our” and “us” refer only to NetApp, Inc. and not to its subsidiaries.

General

The notes will have the following basic terms:

•	The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt obligations, including our Outstanding Senior Notes, our commercial paper notes and amounts borrowed under our senior unsecured credit facility. As of July 28, 2017, we had $1.5 billion principal amount of Outstanding Senior Notes and $6 million of unamortized discount and issuance costs related to such Outstanding Senior Notes. As of July 28, 2017, we had $895 million aggregate principal amount of our commercial paper notes outstanding under our commercial paper program and $1 million of unamortized discount related to such notes. In addition, we have a $1.0 billion senior unsecured credit facility that serves as a back-up to our commercial paper program. As of July 28, 2017, no borrowings were outstanding under the senior unsecured credit facility.

•	The notes will effectively rank junior to all liabilities of our subsidiaries. As of July 28, 2017, our subsidiaries had approximately $427 million of outstanding liabilities, including trade payables but excluding intercompany liabilities and deferred revenue.

•	The 2019 notes initially will be limited to $400,000,000 aggregate principal amount and the 2024 notes initially will be limited to $400,000,000 aggregate principal amount (subject, in each case, to our rights to issue additional notes as described under “—Further Issuances” below).

•	The 2019 notes will mature on September 27, 2019, unless redeemed or repurchased prior to that date.

•	The 2024 notes will mature on September 29, 2024, unless redeemed or repurchased prior to that date.

•	Interest on the notes will be paid in the manner described under “—Interest” below.

•	We may redeem the 2019 notes or the 2024 notes, in each case, in whole or in part, at any time at our option at the redemption prices described under “—Optional Redemption” below.

•	We may be required to repurchase the notes, in whole or in part, at your option in connection with the occurrence of a “change of control repurchase event” as described under “—Purchase of Notes upon a Change of Control Repurchase Event” below.

•	The notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•	The notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in definitive form (see “—Book-entry; Delivery and Form; Global Notes” below).

•	The notes will be exchangeable and transferable at an office or agency maintained for such purposes (which initially will be the corporate trust office of the trustee).

The notes will not be subject to any sinking fund. We may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Interest

Interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semi-annually in arrears on March 27 and September 27 of each year, beginning on March 27, 2018, in the case of the 2019 notes, and on March 29 and September 29 of each year, beginning on March 29, 2018, in the case of the 2024 notes.

Interest on the notes will be paid to the person in whose name that note is registered at the close of business on the March 12 or September 12, as the case may be, with respect to the 2019 notes, and on the March 14 or September 14, as the case may be, with respect to the 2024 notes, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” when used with respect to any note, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York (or such other place of payment as may be subsequently specified by us) are authorized or obligated by law or executive order to close.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency we maintain for such purpose (which initially will be the corporate trust office of the trustee located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-entry; Delivery and Form; Global Notes” below.

A holder may transfer or exchange any certificated notes in definitive form at the same location set forth in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption during a period of 15 days before the electronic delivery or mailing of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of that note for all purposes.

All amounts of principal of and premium, if any, and interest on the notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such notes will thereafter look solely to us for payment.

Ranking

The notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, including our Outstanding Senior Notes. However, the notes are structurally subordinated to the indebtedness of our subsidiaries and will be effectively subordinated to any future secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holder of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

As of July 28, 2017, we had $1.5 billion of Outstanding Senior Notes and $6 million of unamortized discount and issuance costs related to such notes. As of July 28, 2017, we had $895 million aggregate principal amount of commercial paper notes outstanding under our commercial paper program and $1 million of unamortized discount related to such notes. In addition, we have a $1.0 billion senior unsecured credit facility that serves as a back-up to our commercial paper program. As of July 28, 2017, no borrowings were outstanding under our senior unsecured credit facility.

As of July 28, 2017, our subsidiaries had $427 million of outstanding indebtedness, including trade payables but excluding intercompany liabilities and deferred revenue.

Optional Redemption

We may redeem either series of notes at our option, either in whole or in part, at any time prior to the maturity date of the 2019 notes, in the case of the 2019 notes, or two months prior to the maturity date of the 2024 notes, in the case of the 2024 notes, in each case, at a redemption price equal to the greater of the following amounts, plus accrued and unpaid interest thereon to, but not including, the redemption date:

•	100% of the aggregate principal amount of the notes to be redeemed; and

•	the sum of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments for the notes, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 10 basis points, in the case of the 2019 notes, and 20 basis points in the case of the 2024 notes.

At any time on or after July 29, 2024 (two months prior to the maturity date of the 2024 notes), we may redeem the 2024 notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to the date of redemption.

The following terms are relevant to the determination of the redemption price.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such applicable series of notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means the Reference Treasury Dealer we appoint as Independent Investment Banker (initially, J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC).

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and two other primary treasury dealers selected by us, and each of their respective successors and any other primary treasury dealers selected by us, provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “primary treasury dealer”), we will substitute another primary treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity (computed as of the third business day immediately preceding that redemption date) of the applicable Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

Notice of any redemption will be electronically delivered or mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. In the event that we choose to redeem less than all of the notes of a series, selection of the notes for redemption will be made by the trustee on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.

Certain Covenants

The covenants described in the accompanying prospectus under the headings “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Certain Covenants—Limitations on Liens,” “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Certain Covenants—Limitations on Sale and Leaseback Transactions” and “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Certain Covenants—Consolidation, Merger and Sale of Assets” will be applicable to the notes.

Purchase of Notes Upon a Change of Control Repurchase Event

If a change of control repurchase event occurs, unless we have exercised our right to redeem the notes as described above under “—Optional Redemption,” or we have defeased the notes as described in the accompanying prospectus under “Description of Debt Securities—Certain Terms of the Debt Securities—Defeasance” or we have satisfied and discharged the notes as described in the accompanying prospectus under “Description of Debt Securities—Satisfaction and Discharge,” we will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase.

Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will electronically deliver or mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed (the “Change of Control Payment Date”). The notice shall, if electronically delivered or mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

On the Change of Control Payment Date, we will, to the extent lawful:

(1) accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

(2) deposit with the paying agent an amount equal to the change of control payment in respect of all the notes or portions of the notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased, that the conditions for making an offer to repurchase in connection with a change in control repurchase event have been complied with, and that the offer to repurchase has been made in compliance with the indenture.

The paying agent will promptly deliver to each holder of notes properly tendered the payment for the notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

We will not be required to make an offer to repurchase the notes upon a change of control repurchase event, if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

If holders of not less than 95% in aggregate principal amount of the applicable series of outstanding notes validly tender and do not withdraw such notes in an offer to repurchase the notes upon a change of control repurchase event and we, or any third party making an offer to repurchase the notes upon a change of control repurchase event in lieu of us, as described above, purchases all of the notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all notes of that series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between us and the underwriters. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or the credit ratings of the notes. Restrictions on our ability to incur liens and enter into sale and leaseback transactions are contained in the covenants as described under “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale and Leaseback Transactions.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

The phrase “all or substantially all,” as used with respect to our assets and subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of our assets and the assets of our subsidiaries has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear. In addition, it should be noted that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under a clause similar to clause (4) of the definition of “change of control,” if the outgoing directors were to approve the new directors (without endorsing them or while simultaneously recommending and endorsing its own slate) for the purpose of such change of control clause.

We may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if we have sufficient funds, our ability to repurchase the notes may be limited by law or under the terms of our future debt instruments. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase all of the notes upon a change of control repurchase event.”

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one or more of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock; or (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the outstanding voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or parent entity thereof immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be considered to be a change of control if (a) we become a direct or indirect wholly-owned subsidiary of another person and (b) immediately following that transaction, a majority of the voting stock of such person is held by the direct or indirect holders of our voting stock immediately prior to such transaction and in substantially the same proportion as immediately prior to such transaction.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Rule 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB – to B+, will constitute a decrease of one gradation).

“ratings event” means the occurrence of the events described in (a), (b) or (c) below during the period commencing on the date of our first public announcement of any change of control (or pending change of control) (the “rating date”) and ending 60 days following consummation of such change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies): (a) in the event the notes are rated by both rating agencies on the rating date as investment grade, the rating of such notes shall be reduced so that such notes are rated below investment grade by both rating agencies, (b) in the event the notes (1) are rated investment grade by one rating agency and below investment grade by the other rating agency on the rating date, the rating of such notes by such rating agency rating such notes as investment grade shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that such notes are then rated below investment grade by both rating agencies or (2) are rated below investment grade by both rating agencies on the rating date, the rating of such notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) or (c) fewer than two rating agencies provide a rating for the notes.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further Issuances

We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes of either series of notes having the same terms as, and ranking equally and ratably with the notes of such series in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes); provided that, if the additional notes are not fungible with the notes of such series offered hereby for

U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the notes of the applicable series and will vote together as one class on all matters with respect to the notes.

Events of Default

Each of the following is an “event of default” under the indenture for the notes:

•	A default in the payment of the principal or any premium on notes when due (whether at maturity, upon acceleration, redemption or otherwise).

•	A default for 30 days in the payment of interest on notes when due.

•	A failure by us to observe or perform any other term of the indenture (other than those referred to in the two bullets above) for a period of 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of not less than 25% of the principal amount of the notes of the affected series.

•	Certain events in bankruptcy, insolvency or reorganization with respect to us.

•	A failure by us to repurchase notes tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under “Purchase of Notes upon a Change of Control Repurchase Event.”

•	(a) a failure to make any payment at maturity, including any applicable grace period, of any of our indebtedness (other than indebtedness we owe to any of our subsidiaries) in an amount in excess of $100 million and continuance of this failure to pay or (b) a default on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-entry; Delivery and Form; Global Notes

General

The notes will be issued in registered, global form, in minimum denominations of $2,000 with integral multiples of $1,000 thereof. Initially, the notes will be represented by one or more permanent global certificates (the “global notes”) (which may be subdivided) in definitive, fully registered form without interest coupons. The global notes will be issued on the issue date only against payment in immediately available funds.

The global notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of Cede & Co. (DTC’s partnership nominee) or another DTC nominee for credit to an account of a direct or indirect participant in DTC, as described below under “—Depositary Procedures.”

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), which may change from time to time. DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. We do not take any responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and to facilitate the clearance and settlement of transactions in those securities among DTC’s participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own DTC. Access to DTC’s system is also available to other entities such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.

Pursuant to the procedures established by DTC:

•	upon deposit of the global notes, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global notes; and

•	ownership of such interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. Euroclear and Clearstream may hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in the global notes, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes.

Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. The account of each relevant participant is credited with an amount proportionate to the amount of its interest in the principal amount of the global notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices, and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the procedures described above to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

The global notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:

•	DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act; or

•	we notify the trustee in writing that we have elected to cause the issuance of certificated notes under the indenture.

In all cases, certificated notes delivered in exchange for any global notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Payment and Paying Agents

Payments on the global notes will be made in U.S. dollars by wire transfer. If we issue definitive notes, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of our paying agent. Payment of principal of a definitive note may be made only against surrender of the note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

We will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.

The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Notices

Any notices required to be given to the holders of the notes will be given to DTC, as the registered holder of the global notes. In the event that the global notes are exchanged for notes in definitive form, notices to holders of the notes will be sent electronically or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The trustee’s current address is U.S. Bank National Association, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services. The trustee is one of a number of banks with which we maintain ordinary banking relationships.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a discussion of the material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities as of the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes.

The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the applicable series of notes is sold for money to investors (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to address all categories of investors, some of which may be subject to special rules (such as partnerships or other pass-through entities (or investors in such entities), dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, former citizens or residents of the United States, persons holding notes as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or a straddle, or persons deemed to sell notes under the constructive sale provisions of the Code). Finally, the summary does not describe the effects of the Medicare contribution tax on net investment income or any other U.S. federal tax laws, such as estate and gift tax laws, or the effects of any applicable non-U.S., state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER U.S. FEDERAL TAX LAWS, NON-U.S., STATE AND LOCAL TAX LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (x) it is subject to the primary supervision of a U.S. court and one or more U.S. persons control all substantial decisions of the trust or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of a note (other than a partnership or an entity or arrangement (domestic or foreign) that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. If a partnership (including any entity or arrangement (domestic or foreign) that is treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

U.S. Holders

Taxation of Interest

A U.S. holder will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with such holder’s regular method of tax accounting.

If the principal amount of the notes exceeds their issue price by a statutory de minimis amount or more, the notes will have original issue discount (“OID”) for U.S. federal income tax purposes equal to such excess. A U.S. holder will be required to include the OID in gross income (as ordinary income) periodically over the term of the notes on a constant yield to maturity basis, before receipt of any cash attributable to such income and regardless of the U.S. holder’s regular method of tax accounting. We expect, and the remainder of this discussion assumes, that the notes will not be issued with OID for U.S. federal income tax purposes.

Additional Payments

We may be required to make payments to holders of the notes that would change the yield of the notes. We believe that there is only a remote possibility that we would be required to make any of these payments and/or that any of such payments, if made, would be an incidental amount. Therefore, we do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments. Our determination in this regard, while not binding on the IRS, is binding on holders unless they disclose their contrary position. If the IRS successfully asserted that the notes are subject to rules governing certain contingent payment debt instruments, the timing, amount and character of income with respect to a note realized by a holder could be materially and adversely different from those described below. The discussion herein generally assumes that the notes are not treated as contingent payment debt instruments.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss if the holder disposes of a note in a sale, exchange, redemption, retirement or other taxable disposition, including discharges of the notes within one year of maturity or redemption, as described under “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Satisfaction and Discharge” in the accompanying prospectus. The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s tax basis in the note. The U.S. holder’s tax basis in the note generally will equal the amount the holder paid for the note. The portion of any proceeds that is attributable to accrued interest will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by a U.S. holder on a disposition of the note will be long-term capital gain or loss if the holder has held the note for more than one year, or short-term capital gain or loss if the holder has held the note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers currently are taxed at a maximum 20% federal rate. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitation.

Non-U.S. Holders

Taxation of Interest

Subject to the discussion below under “—Income or Gains Effectively Connected with a U.S. Trade or Business,” payments of interest to non-U.S. holders are generally subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence), collected by means of withholding by the payor. Payments of interest on the notes to most non-U.S. holders, however, will qualify as “portfolio interest,” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below. The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

•	owns, actually or constructively, shares of our stock representing at least 10 percent of the total combined voting power of all classes of our stock entitled to vote; or

•	is a “controlled foreign corporation” that is related, directly or indirectly, to us through sufficient stock ownership.

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock (by vote or value) is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s voting stock.

The portfolio interest exemption and the exemption from backup withholding described below under “—Backup Withholding and Information Reporting” generally apply only if the non-U.S. holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or appropriate substitute form to us or our paying agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent may then be required to provide certification to us or a paying agent, either directly or through other intermediaries. In addition, a non-U.S. holder that is seeking a reduction in withholding pursuant to the terms of an applicable income tax treaty will need to certify on IRS Form W-8BEN or IRS Form W-8BEN-E that it is eligible for the benefits of such treaty.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Notes

Subject to the discussion below regarding backup withholding and FATCA, as defined below, non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of notes (other than with respect to payments attributable to accrued but unpaid interest, which will be taxed as described under “—Taxation of Interest” above). This general rule, however, is subject to several exceptions. For example, the gain would be subject to U.S. federal income tax if:

•	the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case it would be subject to tax as described below under “—Income or Gains Effectively Connected with a U.S. Trade or Business;” or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of the disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

Income or Gains Effectively Connected with a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership and disposition of notes by a non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes or gain from the sale, exchange, redemption, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate. Payments of interest that are effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base) generally will not be subject to the 30% withholding tax, provided that the holder claims exemption from withholding by timely providing a properly completed and executed IRS Form W-8ECI, or any successor form as the IRS designates, as applicable, prior to the payment.

Backup Withholding and Information Reporting

The Code and the Treasury regulations require those who make certain specified payments to report the payments to the IRS. Among the specified payments are interest and proceeds from a sale or other disposition paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a correct taxpayer identification number to the payor, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 28%.

Payments to U.S. holders (other than exempt recipients, such as corporations) of interest or upon a sale or other disposition of notes generally will be subject to information reporting. Such payments generally also will be subject to backup withholding, unless the holder provides the payor with a correct taxpayer identification number and complies with applicable certification requirements or otherwise establishes an exemption.

We must report annually to the IRS the interest paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest, including any tax withheld pursuant to the rules described under “Non-U.S. Holders—Taxation of Interest” above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of interest on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8 or other appropriate form. Payments made to non-U.S. holders by a broker upon a sale or disposition (including a retirement or redemption) of the notes will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes under the backup withholding rules generally can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

Legislation and Guidance Relating to Foreign Accounts

Legislation incorporating provisions referred to as the Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other “non-financial foreign entities” as defined in the Code and applicable regulations. “Foreign financial institution” is defined to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies. The legislation generally imposes a U.S. federal withholding tax of 30% on U.S. source interest income on a note, and for a disposition of a note occurring after December 31, 2018, the gross proceeds of such a disposition, paid to a foreign financial institution or other non-financial foreign entity (whether as beneficial owner or intermediary), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (iii) the foreign financial institution or non-financial foreign entity is eligible for an exemption. If the payee is a foreign financial institution and an exemption does not apply, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on certain payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report certain information to that country rather than to the U.S. Treasury. Prospective investors should consult their tax advisors regarding this legislation.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local, and foreign tax consequences of purchasing, holding, and disposing of the notes, including the consequences of any proposed change in applicable laws.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of each series of notes set forth opposite their names below:

Underwriters	Principal amount of 2019 notes	Principal amount of 2024 notes
J.P. Morgan Securities LLC	$92,000,000	$92,000,000
Morgan Stanley & Co. LLC	96,000,000	96,000,000
Citigroup Global Markets Inc.	12,000,000	44,000,000
Goldman Sachs & Co. LLC	44,000,000	44,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	44,000,000	44,000,000
MUFG Securities Americas Inc.	44,000,000	12,000,000
Wells Fargo Securities, LLC	44,000,000	44,000,000
BNP Paribas Securities Corp.	12,000,000	12,000,000
Standard Chartered Bank	12,000,000	12,000,000

Total	$400,000,000	$400,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer part of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of 0.175% of the principal amount of the 2019 notes and 0.400% of the principal amount of the 2024 notes. Any such dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount not to exceed 0.125% of the principal amount of the 2019 notes and 0.200% of the principal amount of the 2024 notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering:

Paid by us
Per 2019 note	0.300%
Total	$1,200,000

Per 2024 note	0.625%
Total	$2,500,000

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $1.7 million. The underwriters have agreed to reimburse us for $600,000 of expenses in connection with this offering.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. The underwriters may also impose a penalty bid. This occurs when a certain underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

Prior to the offering, there have been no active markets for the notes. The underwriters have advised us that certain of the underwriters presently intend to make markets in the notes as permitted by applicable laws and regulations. Such underwriters are not obligated, however, to make the markets in the notes and any such market making may be discontinued at any time at the discretion of such underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

We expect that delivery of the notes will be made to investors on or about the date set forth on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement should consult their advisors.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or investment banking transactions with us and our affiliates. In particular, affiliates of certain of the underwriters, including J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Standard Chartered Bank, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, are parties to our senior unsecured credit agreement that expires on December 10, 2021, for which such underwriters and their affiliates have been paid customary fees. J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC have provided, and continue to provide, various investment banking services for NetApp and our respective subsidiaries and other affiliates, for which they received or will receive customary fees and expenses. From time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. For instance, certain of the underwriters or their affiliates hold positions in our Outstanding Senior Notes. In addition, from time to time in the ordinary course of business, certain of the underwriters and their affiliates are and have been customers of us and our affiliates.

Miscellaneous

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority, Inc.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of the notes offered hereby may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of the notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the notes shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to the notes offered hereby in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes offered hereby in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes offered hereby in, from or otherwise involving the United Kingdom.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

Certain legal matters in connection with the notes will be passed upon for NetApp by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. The underwriters are being represented by Davis Polk  & Wardwell LLP, Menlo Park, California.

EXPERTS

The financial statements as of April 28, 2017 and April 29, 2016, and for each of the three years in the period ended April 28, 2017, incorporated by reference in this prospectus supplement and the accompanying prospectus and the effectiveness of NetApp, Inc.’s internal control over financial reporting as of April 28, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a website that contains reports, proxy and information statements and other information that issuers, including NetApp, file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov. We also make available free of charge on or through our own website at www.netapp.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it or any information accessible through it incorporated by reference into this prospectus supplement or the accompanying prospectus.

We “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we are disclosing important information to you by referring you to another document filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus except for any information that is superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the following documents that we previously filed with the SEC (other than those documents or the portions of those documents furnished, including pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended April 28, 2017, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2017 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2017; and

•	Current Reports on Form 8-K filed on May 22, 2017, July 17, 2017, September 11, 2017 and September 19, 2017.

We also incorporate by reference any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished, including pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K) after the date of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement. The information incorporated by reference, as updated, is an important part of this prospectus supplement. Information which is deemed to be furnished to, rather than filed with, the SEC shall not be incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement or the accompanying prospectus, except as modified or superseded.

Paper copies of the filings referred to above (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested) may be obtained free of charge by writing to us or calling us, care of our Investor Relations Department at our principal executive office located at 495 East Java Drive, Sunnyvale, California 94089, Telephone: (408) 822-6000.

Prospectus

NetApp, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Purchase Units

Warrants

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol NTAP.

The last reported sale price of our common stock on the NASDAQ Global Select Market on December 1, 2015 was $30.97 per share.

Investing in these securities involves certain risks. See “Risk Factors” included in or incorporated by reference into any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2015

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “NetApp,” “we,” “our” and “us” refer, collectively, to NetApp, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.netapp.com. Information accessible on or through our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended April 24, 2015, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2015 and October 30, 2015;

•	Current Reports on Form 8-K filed on May 20, 2015, June 5, 2015, June 26, 2015, August 6, 2015, August 19, 2015, September 16, 2015 and November 18, 2015; and

•	The description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on November 1, 1995, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

NetApp, Inc.

495 East Java Drive

Sunnyvale, California 94089

Attn: Investor Relations

(408) 822-6000

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free-writing prospectus and the documents we incorporate by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements also can be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. A non-comprehensive list of the topics including forward-looking statements in this document includes:

•	our future financial and operating results;

•	our strategy;

•	our beliefs and objectives for future operations, research and development;

•	expectations regarding future growth and performance;

•	political, economic and industry trends;

•	expected timing of, customer acceptance of and benefits from, product introductions, developments and enhancements;

•	expected benefits from acquisitions and joint ventures, growth opportunities and investments;

•	expected outcomes from legal, regulatory and administrative proceedings;

•	our competitive position;

•	our short-term and long-term cash requirements, including, without limitation, anticipated capital expenditures;

•	our anticipated tax rate;

•	the repayment of our 2.00% Senior Notes due on December 15, 2017, 3.375% Senior Notes due on June 15, 2021, and 3.25% Senior Notes due on December 15, 2022; and

•	future uses of our cash, including, without limitation, the continuation of our stock repurchase and cash dividend programs.

All forward-looking statements included in this document are inherently uncertain as they are based on management’s current expectations and assumptions concerning future events, and are subject to numerous known and unknown risks and uncertainties. Therefore, actual events and results may differ materially from these forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, but are not limited to:

•	the overall growth, structure and changes of the data storage industry;

•	our ability to understand, and effectively respond to changes affecting, our market environment, products, technologies and customer requirements, including the impact of the cloud;

•	general global political, macroeconomic and market conditions;

•	changes in U.S. government spending;

•	our ability to accurately forecast demand for our products and services, and future financial performance;

•	our ability to successfully manage our backlog;

•	our ability to successfully execute on our strategy to generate profitable growth and stockholder return;

•	disruptions in our supply chain, which could limit our ability to ship products to our customers in the amounts and at the prices forecasted;

•	our ability to maintain our customer, partner, supplier and contract manufacturer relationships on favorable terms and conditions;

•	our ability to maintain our gross profit margins;

•	our ability to timely and successfully introduce and increase volumes of new products and services and to forecast demand and pricing for the same;

•	our ability to gain customer acceptance of new products;

•	the actions of our competitors, most of which are larger and have greater financial and other resources than we have, including, without limitation, their ability to introduce competitive products and to acquire businesses and technologies that negatively impact our strategy, operations or customer demand for our products;

•	the impact of industry consolidation affecting our suppliers, competitors, partners and customers;

•	our ability to grow direct and indirect sales and to efficiently provide global service and support;

•	our ability to design, manufacture and market products meeting global environmental standards;

•	failure of our products and services to meet our customers’ quality requirements, including, without limitation, any epidemic failure event relating to our systems installed by our customers in their IT infrastructures;

•	our ability to resolve ongoing litigation, tax audits, government audits, inquiries and investigations in line with our expectations;

•	our ability to accelerate the adoption of our newest products;

•	the availability of acceptable financing to support our future cash requirements;

•	our ability to effectively integrate acquired businesses, products and technologies;

•	valuation and liquidity of our investment portfolio;

•	foreign exchange rate impacts;

•	our ability to successfully recruit and retain critical employees and to manage our investment in people, process and systems;

•	our ability to anticipate techniques used to obtain unauthorized access or to sabotage systems and to implement adequate preventative measures against cybersecurity and other security breaches; and

•	those factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 24, 2015.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus and are based upon information available to us at this time. These statements are not guarantees of future performance. Except as required by law, we disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the foregoing factors as well as other important factors.

OUR BUSINESS

We provide software, systems and services to manage and store customer data. We enable enterprises, service providers, governmental organizations, and partners to envision, deploy and evolve their IT environments. Customers benefit from our collaboration with other technology leaders to create the specific solutions they need. We were incorporated in 1992 and created the world’s first networked storage appliance. Today, we offer a portfolio of products and services that satisfy a broad range of customer workloads across different data types and deployment models.

Customer Needs

With an IT industry in transition, enterprise IT buyers have many choices in delivery options and emerging technologies. Customers are looking to NetApp for guidance and innovation to help them achieve the right balance of flexibility, cost and data control. They want help creating long-term IT strategies that reduce costs and risk while driving growth and success for their organizations.

New cloud computing options in particular offer compelling advantages but also raise risks. Customers want to seamlessly integrate public cloud resources as an extension of their internal IT environment, an approach known as hybrid cloud. One of the biggest challenges to this vision is data management. While other parts of the IT infrastructure are largely interchangeable and carry no history, once data is created it needs to be protected and managed for its lifetime. As data grows, data and application mobility consume more time and bandwidth. The net result is that data management, NetApp’s core competency, has become essential to realizing the promise of the hybrid cloud. To help customers navigate this changing IT landscape, NetApp is investing in key areas including:

Hybrid Cloud. NetApp believes that the hybrid cloud will become the dominant model for enterprise IT for years to come. Customers are attracted by the speed and scale benefits of the public cloud but need new data management strategies to keep control of data as it moves beyond the walls of the enterprise. Today, the hybrid cloud is a range of isolated, incompatible data silos. Every cloud provider has a different way to manage customers’ data, making it difficult to move data from one cloud provider to another. NetApp’s vision for enabling customers to achieve both data control and choice in IT deployment models in the hybrid cloud is called the data fabric. Our patented data management solutions give customers confidence that no matter where their data resides, on-premises or in a public cloud resource, they can control, integrate, move, secure and consistently manage it. Customers benefit from NetApp’s investments and expertise in building enterprise-class hybrid cloud deployments that adapt as their needs change.

Flash. Multiple approaches to the use of flash will become the standard for enterprises as they evolve their long-term IT strategies. NetApp is focused on building a deep and differentiated patented technology around flash, and providing a portfolio of offerings to help customers best integrate flash into their enterprise. We offer both all-flash arrays and hybrid flash arrays to enable the right balance of performance, efficiency, reliability and scale. Our flash solutions help customers drive greater speed, responsiveness, and value from the applications that control key business operations. Our offerings remove performance bottlenecks that negatively affect productivity and the customer experience and eliminate storage overprovisioning that increases costs and adds to inefficiency. Our broad portfolio includes hybrid and all-flash storage offerings, which enable IT organizations to optimize the level of performance, efficiency, and scale to meet their specific needs.

Converged Infrastructure. Due to budget constraints and skill imbalances, our customers need greater support from their technology partners to evaluate, integrate, deploy and sustain the sophisticated solutions they need to stay competitive. This trend is driving the demand for converged infrastructure solutions that reduce the time of deployment and lower integration risk. By working with other best-in-class hardware and software providers, NetApp offers a compelling business value through our FlexPod® converged solutions, which reduce risks in ways that cannot be matched by the proprietary stacks offered by server vendors. FlexPod offerings, created in partnership with Cisco, provide a broad range of reference architectures based on our patented technology. Solutions are available for popular top-tier business applications, including Microsoft, Oracle, SAP and Citrix. We also offer FlexPod solutions for dedicated, high-performance workloads such as big data, HPC, and video analytics that integrate Hadoop.

Software-defined Storage: Software-defined storage (SDS) is a key component of the software-defined data center, an evolving architecture and set of technologies designed to speed delivery of IT services to application owners within an enterprise. In an SDS model, storage services are delivered as a software layer that can be abstracted from underlying hardware. NetApp is a leader in delivering innovative SDS technology, having followed the principles of SDS for more than 20 years by incorporating our patented software-defined capabilities throughout our products, rather than adding a separate management layer. Working with NetApp, IT organizations can deploy SDS solutions that address both near-term demands as well as create a long-term roadmap to extend improvements across services provisioning, storage virtualization, infrastructure data collection, data retention, analysis, and reporting as business needs change.

Product, Services and Solutions Portfolio

Our data management and storage offerings help improve business productivity, performance and profitability, while providing investment protection and enhanced asset utilization. We complement our enterprise-class storage solutions with services expertise that maximizes the business benefits customers gain from deploying our products. In fiscal year 2015, NetApp demonstrated our ability to help customers make sense of the changing IT landscape with products and services that satisfy a broad range of customer workloads across different data types and deployment models.

Our patented unified scale-out fabric-attached storage (FAS) platform uses the NetApp Data ONTAP® storage operating system. Data ONTAP software delivers integrated data protection, comprehensive data management, and built-in efficiency software for virtualized, shared infrastructures, cloud computing, and mixed workload business applications. Our E-Series platform with SANtricity® storage management software offers high-performance, reliable, scalable, and space-efficient storage for demanding storage area networks workloads needing an optimized price-to-performance ratio. We offer hybrid and all-flash configurations of both E-Series and FAS platforms.

Our new FlashRay™ all-flash array system, which runs the Mars™ operating system, is designed from the ground up to improve the performance, efficiency and manageability of all-flash storage architectures used in enterprise application environments.

In October 2014, we announced the acquisition of Riverbed Technology’s SteelStore® product line that we have since rebranded as AltaVault®. The AltaVault product supports leading backup applications and cloud providers so that customers have a choice in how they extend their existing data protection infrastructure into the cloud. This enables us to offer enterprises cloud-integrated storage to securely and efficiently back up their data, to both private and public cloud environments.

Data Storage Systems

FAS Unified Storage Systems

Our FAS family of unified storage systems streamlines, simplifies, and consolidates storage and data management. Our modular, scalable, and highly available FAS architecture supports both scale-up and scale-out growth strategies utilizing the highly efficient Data ONTAP storage operating system.

In June 2014, NetApp introduced two new FAS storage system platforms—the extreme-performance FAS8080 EX and the entry value-priced FAS2500. The FAS8080 EX is optimized for performance-intensive storage area network (SAN) and network-attached storage (NAS) workloads at the largest scale. The entry-level FAS2500 hybrid arrays meets the needs of smaller organizations for simplified operations, integration with existing partner ecosystems, extended system life, and investment protection in their storage assets as their company grows.

E-Series Storage Systems

Since May 2011, NetApp has been offering E-Series storage arrays for SAN workloads. Core patented differentiators of this price-performance leader include enterprise reliability, availability and scalability. Customers choose E-Series for general purpose computing, high-density content repositories, video surveillance, and high-performance computing workloads where data is managed by the application and the advanced data management capabilities of Data ONTAP storage operating system are not required. The modular flexibility of the E-Series enables custom configurations optimized to scale as needed up to petabytes of performance-oriented storage.

In February 2015, NetApp announced the E5600, the newest hybrid entry in the E-Series family. It offers a mix of flash and disk to provide cost-effective performance for capacity-intensive applications such as email, SharePoint, high-performance computing, data warehousing and video.

Flash Systems and Technologies

NetApp flash solutions enable business agility, improve user experience, lower costs, and use less energy than traditional storage solutions. We are a leader in the delivery of flash innovation. We integrate flash technology across our FAS and E-Series storage platforms, in all-flash and hybrid configurations, and offer the dedicated FlashRay all-flash array.

All-Flash Arrays

NetApp all-flash arrays are designed to deliver extreme input/output operations per second (IOPS) and ultralow latency to drive greater speed, responsiveness, and value from the applications that control key business operations.

NetApp offers three complementary platforms in our all-flash portfolio:

NetApp EF-Series is a field-proven platform with a highly efficient, streamlined, patented operating system that was built for I/O-intensive workloads where the focus is on performance, latency, density, and price. EF-Series meets customer needs for latency-sensitive databases and high-performance SAN workloads that leverage application-based advanced data management features. Our newest model, the EF560, was introduced in January 2015, with improvements in storage performance to offer the absolute and consistent latency, bandwidth and IOPS critical to enterprise database and analytics applications.

NetApp All-Flash FAS combines low-latency performance with robust data management, built-in efficiencies, integrated data protection, multiprotocol support, and nondisruptive operations. All-Flash FAS can be deployed as a standalone system with Data ONTAP software. It also can be deployed as a high-performance tier in a clustered Data ONTAP® configuration with nondisruptive data mobility between tiers. FAS was built for consolidated workloads and is ideally suited for customers interested in building efficient shared storage infrastructures using clustered Data ONTAP.

NetApp FlashRay is our new architecture built from the ground up to improve the economics and performance of flash, while delivering the classic NetApp values of efficiency, protection and data management. The result is an innovative, patented approach to all-flash storage that delivers adaptable low-latency performance and no-compromise inline efficiencies. We designed FlashRay arrays with the future in mind, establishing a foundation that will enable tight integration with Data ONTAP and leverage future solid-state technologies to further drive down the cost of all-flash storage.

Hybrid Arrays

Flash storage today is primarily offered in the form of hybrid arrays, a practical best-of-both-worlds approach that uses a mix of flash and traditional hard disk drives (HDD). Hybrid arrays provide the right level of performance at the right cost for mainstream business applications. Hybrid FAS and E-Series arrays combine flash storage with HDD storage to increase performance, reduce latency, shrink rack space requirements, and lower power and cooling costs.

Data Management Software

Data ONTAP Storage Operating System

NetApp’s Data ONTAP storage operating system is a patented, unified data storage platform that supports any mix of SAN and NAS environments. Our platform is compatible with UNIX, Linux, Windows, and web environments.

Clustered Data ONTAP software enables unrestricted and secure data movement across multiple cloud environments and paves the way for software-defined data centers. It offers advanced performance, availability, and efficiency. In a single, feature-rich platform, clustered Data ONTAP software lets customers scale their infrastructure without increasing IT staff. Benefits include:

Nondisruptive operations — Perform storage maintenance, hardware life cycle operations, and software upgrades without business interruptions.

Proven efficiency — Reduces storage costs by consolidating workloads on the same infrastructure.

Seamless scalability — SAN and NAS storage capacity, performance, and operations scale without reconfiguring running applications.

In October 2014, we introduced the latest release of clustered Data ONTAP. Enhancements to this software-defined storage operating system help organizations of all sizes improve their levels of availability, performance and efficiency. New support for NetApp MetroCluster™ Disaster Recovery Software in this release provides enterprises with uninterrupted recovery from failures across data centers. Critical business applications can continue to operate in the event of disasters or planned outages. The latest version of the software includes performance optimizations for all-flash nodes so customers can maximize performance without sacrificing rich data management, protection, or flexible data movement. The new software includes increased efficiency that significantly improves the cost per gigabyte and cost per IOPS of clustered Data ONTAP, delivering a better return on investment for organizations.

Our new Cloud ONTAP subscription service, announced in October 2014 and enhanced in February 2015, brings the power of clustered Data ONTAP to the public cloud by allowing customers to launch an instance of Data ONTAP in a public hyperscale cloud environment. This first release of Cloud ONTAP service works with hyperscale cloud services from Amazon Web Services (AWS). Cloud ONTAP service uses patented NetApp technologies for non-disruptive operations, seamless scalability, and efficiency, and combines them with the on-demand computing benefits of cloud services. This approach provides a consistent set of data services throughout a hybrid cloud environment. AWS is the first platform provider to run Cloud ONTAP services on its cloud environment. NetApp intends to support additional providers in future releases.

SANtricity Storage Operating System

The NetApp SANtricity operating System, purpose-built for SAN, is performance-optimized to deliver data to enterprise SAN applications. It provides superior performance, reliability, and data protection for application-driven workloads that run on NetApp EF-Series and E-Series platforms. It allows customers to optimize performance on the fly, with adaptive caching algorithms to achieve high IOPS and throughput. Installed on a million systems worldwide, the SANtricity OS is field-proven. In addition, SANtricity Storage Manager offers a powerful, easy-to-use interface for administering E-Series storage systems. With SANtricity software, storage administrators can achieve maximum performance and utilization of storage through extensive configuration flexibility and custom performance tuning.

OnCommand® Management Software and Management Integration Tools

The NetApp OnCommand storage management software portfolio incorporates a broad range of data management tools for NetApp and multivendor storage. These products help our customers’ transition to the hybrid cloud. They improve visibility and allow customers to manage, monitor, and optimize their hybrid cloud environments. The portfolio includes:

OnCommand Cloud Manager, announced in October 2014, provides a simplified management interface for NetApp Cloud ONTAP service and NetApp Private Storage (NPS) for Cloud solutions. It allows customers to manage and track cloud resources within AWS, and provision and monitor Cloud ONTAP instances from one central console.

OnCommand Workflow Automation improves productivity by automating repeatable manual storage-management processes. It enables users to construct, customize, publish, and activate a broad range of storage workflows, including one-click automation and deployment of applications from VMware® , Oracle®, Microsoft®, SAP®, Citrix and others. It lowers the cost of storage management while fostering the use of best practices.

OnCommand Unified Manager provides a single dashboard to confirm the health of clustered Data ONTAP storage availability, capacity, performance and data protection relationships. It integrates with OnCommand Workflow Automation to automate storage tasks and data protection processes.

OnCommand System Manager, developed for midsize organizations or smaller environments within larger enterprises and service providers, delivers device-level management for NetApp FAS storage systems. It is optimized for IT generalists who need streamlined management, an easy-to-use interface, and best-practice workflows.

OnCommand Insight storage resource management provides end-to-end multivendor storage management, with a view of performance metrics, including application, datastore, virtual machine, and storage infrastructure performance. It enables customers to improve capacity planning, accelerate consolidation projects, and meet internal business reporting expectations. This innovative tool also allows users to discover orphaned and underutilized storage and detect risks to their environments.

Object Storage Software

NetApp StorageGRID® software allows organizations to store and manage massive amounts of data worldwide, on premises and in the cloud. StorageGRID Webscale is a purpose-built, patented, software-defined storage solution for large archives, media repositories, and web data stores. The sophisticated StorageGRID Webscale policy engine provides automated data placement across storage tiers, physical sites, and hybrid clouds. It can be tuned according to customers’ performance and availability requirements and optimized for cost as data ages. Real-time auditing provides continuous and active monitoring for service-level agreement verification and reporting. In February 2015, NetApp added support for Amazon Simple Storage Service (S3) as a storage tier to StorageGRID Webscale, providing a scalable, highly durable object storage solution for long-term archives.

Data Protection Software

NetApp offers a range of software products to protect customers’ valuable data and applications. These provide optimal availability and IT efficiency while safeguarding data assets.

NetApp Integrated Data Protection (IDP) uses patented data protection services embedded in our Data ONTAP operating system. This solution scales across applications and virtual infrastructures because it runs in storage, where data resides. It requires fewer server, storage, and network resources than competitor offerings, and services can be activated and delivered in minutes.

With IDP, customers lower their cost by purchasing and maintaining fewer systems for data protection. They benefit from controlled data access with secure multi-tenancy and military-grade (AES-256) encryption and proven key-management solutions.

Business Continuity and High-Availability Solutions

•	SnapMirror® data replication technology provides disaster recovery protection and simplifies the management of data replication.

•	MetroCluster™ continuous-availability and disaster recovery software delivers zero data loss, transparent failover protection, and nondisruptive upgrades.

Disk-to-Disk Backup and Recovery Solutions

•	SnapVault® software speeds and simplifies backup and data recovery, protecting data at the block level.

•	SnapRestore® data recovery software uses stored Data ONTAP® Snapshot® copies to recover anything from a single file to multi-terabyte volumes, in seconds.

Application-Aware Backup and Recovery Solutions for Application and Backup Administrators

•	The SnapManager® management software family streamlines storage management and simplifies configuration, backup, and restore operations.

•	SnapProtect® management software accelerates and simplifies backup and data recovery for shared IT infrastructures.

Compliance

•	SnapLock® compliance software is a flexible data permanence solution for meeting strict data retention regulations or internal IT governance policies.

NetApp AltaVault Cloud-native Backup Solution and Integrated Backup Appliance

AltaVault integrated storage allows customers to securely and efficiently back up their data to both private and public cloud environments, with dramatically lower costs than traditional on-premises backup. In February 2015, we introduced three new AltaVault solutions as Amazon Machine Images (AMIs), which provides an efficient and secure approach to backing up cloud-based workloads. Customers can also choose on-premises AltaVault physical appliances for seamless, secure data protection in the cloud.

FlexArray™ Storage Virtualization Software

We built on 10 years of storage virtualization experience and patented technology with our V-Series platform to create our FlexArray storage virtualization software. It runs on the FAS8020, FAS8040, FAS8060, and FAS8080 EX systems, and customers can purchase and activate FlexArray at any time. FlexArray software virtualizes existing EMC, HP, Hitachi, and NetApp E-Series arrays to unify and streamline IT operations. It helps customers implement a software-defined storage strategy across heterogeneous storage assets by accelerating provisioning and data management. Customers can transform existing arrays to create storage that spans private, public, and hybrid clouds. It reduces capacity requirements on arrays by more than 35% and increases the usefulness of current storage.

Converged Infrastructure

The FlexPod® solution portfolio combines NetApp storage systems, Cisco Unified Computing System servers, and Cisco Nexus fabric into a single, flexible architecture. FlexPod solutions are designed and validated to reduce deployment time, project risk, and the cost of IT. Options in the FlexPod portfolio include:

•	FlexPod Datacenter converged infrastructure includes validated designs for enterprise private clouds as well as software-defined data centers (SDDCs), unified scale-out storage, virtual desktop infrastructure, databases, secure multi-tenancy, business continuity, and data protection.

•	FlexPod Express reduces costs and complexity for smaller enterprises by consolidating the entire IT infrastructure on a single, easy-to-manage platform. Customers can reduce the number of servers and the storage capacity needed for applications and standardize their environments to more easily predict budgets and support growth.

•	FlexPod Select delivers validated, preconfigured components for rapid deployment of dedicated, high-performance workloads, such as big data, high-performance computing, databases, and data warehouses.

NetApp Private Storage (NPS) for Cloud

NetApp’s Private Storage for Cloud solutions give customers the freedom to connect to the clouds they want while allowing them to maintain complete control of their data on a dedicated, private NetApp storage system. In this approach, customer data resides on NetApp storage “next to”, rather than “in”, the cloud provider’s environment. The customer-owned NetApp system is co-located in data centers managed by our partner, Equinix. Equinix has data centers located next to major networks and in close proximity to major cloud providers including AWS, Microsoft® Azure and IBM SoftLayer.

NPS for Cloud eliminates time-consuming, costly data migrations. Customers can turn off connectivity to one cloud and connect to another in minutes, without having to move their data.

OpenStack Contributions

NetApp is a Gold Member of the OpenStack Foundation, which supports creation of an open-source cloud operating system. OpenStack is a global collaboration of developers and cloud computing technologists producing a ubiquitous open-source cloud computing platform for public and private clouds.

Cloud services based on OpenStack® software, in particular those for enterprise applications, require a robust storage infrastructure that is available, efficient, and protected. NetApp storage integration with OpenStack makes deployment of cloud services simpler, faster, and more scalable. NetApp drivers for OpenStack reduce the integration burden for IT departments deploying cloud services and enable high-value services and tight service-level agreements.

Professional and Support Services

NetApp and our ecosystem of partners deliver a full portfolio of professional and technical services that enable customers to achieve greater business value from NetApp products and solution investments.

Our professional services team and certified services partners have the expertise to assist customers with each phase of their IT life cycle, from planning next-generation storage systems and deploying new technology to optimizing the operational efficiency of existing infrastructures.

Technical support services ensure our products operate efficiently and benefit from the most up-to-date software to help customers minimize downtime for systems running business-critical applications. Our services organization also provides in-depth guidance and education that include extensive access to our global technical resources and intellectual property. Customers can choose from a number of support options including direct touch, web-based My AutoSupport™ service, training on our product and solutions and an active online community of customers.

NetApp utilizes a global, integrated model to provide consistent service delivery and global support during every phase of the customer engagement, including strategy, assessment and analysis, planning and design, installation, implementation, integration, optimization, ongoing support, and remote management and monitoring.

Sales, Principal Markets, and Distribution Channels

We market and sell our products in numerous countries throughout the world. To increase visibility of NetApp in the broader IT segment, we continue to make investments in our multiyear branding and awareness campaigns.

Our diversified customer base spans industry segments and vertical markets such as energy, financial services, government, high technology, internet, life sciences, healthcare services, manufacturing, media, entertainment, animation, video postproduction, and telecommunications. NetApp focuses primarily on the data management and storage markets. We design our products to meet the needs of our broad customer base – from large enterprises to midsize customers.

NetApp uses a multichannel distribution strategy. We sell our products and services to end-user business customers and service providers through a direct sales force and an ecosystem of partners. We work with a wide range of partners for our customers – including technology partners, value-added resellers, system integrators, OEMs, service providers and distributors. During fiscal 2015, sales through our indirect channels represented 80% of our net revenues. Our global partner ecosystem is critical to NetApp’s growth and success. We are continually strengthening existing partnerships and investing in new ones to ensure we are meeting the evolving needs of our customers.

As of April 24, 2015, our worldwide sales and marketing functions consisted of approximately 7,370 managers, sales representatives, and technical support personnel. We have field sales offices in approximately 50 countries. Sales to customers Arrow Electronics, Inc. and Avnet, Inc., which are distributors, accounted for 23% and 16% of our net revenues, respectively, in fiscal 2015. Information about sales to and accounts receivables from our major customers, segment disclosures, foreign operations, and net sales attributable to our geographic regions is included in Note 16 – Segment, Geographic, and Significant Customer Information of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended April 24, 2015.

Seasonality

We have historically experienced a decline in revenues in the first quarter of our fiscal year, as the sales organization spends time developing new business after higher close rates in the fourth quarter, and because sales to European customers are historically weaker during the summer months. During the second quarter of our fiscal year, we have historically experienced increased sales, driven by the government sector, concurrent with the end of the U.S. federal government’s fiscal year in September, as well as an increase in business from European markets. We derive a majority of our revenue in any given quarter from orders booked in the same quarter. Bookings and revenues typically follow intra-quarter seasonality patterns weighted toward the back end of the quarter.

Backlog

We manufacture products based on a combination of specific order requirements and forecasts of our customers’ demand. Orders are generally placed by customers on an as-needed basis. A substantial portion of our products is sold on the basis of standard purchase orders that are cancellable prior to shipment without penalty. In certain circumstances, purchase orders are subject to change with respect to quantity of product or timing of delivery resulting from changes in customer requirements. Our business is characterized by seasonal and intra-quarter variability in demand, as well as short lead times and product delivery schedules. Accordingly, backlog at any given time might not be a meaningful indicator of future revenue.

Manufacturing and Supply Chain

We have outsourced manufacturing operations to third parties located in Guadalajara, Mexico; Olive Branch, Mississippi; Schiphol Airport, The Netherlands; Komarom and Tiszaujvaros, Hungary; Wuxi and Tianjin, China; Taoyuan City, Taiwan; and Singapore. These operations include materials procurement, commodity management, component engineering, test engineering, manufacturing engineering, product assembly, product assurance, quality control, final test, and global logistics. We rely on a limited number of suppliers for materials, as well as several key subcontractors for the production of certain subassemblies and finished systems. We use multiple vendors and have our products manufactured in a number of locations wherever possible to mitigate our supply chain risk. Our strategy has been to develop close relationships with our suppliers, maximizing the exchange of critical information and facilitating implementation of joint quality programs. We use contract manufacturers for the production of major subassemblies and final system configuration. This manufacturing strategy minimizes capital investments and overhead expenditures while creating flexibility for rapid expansion.

We were most recently awarded International Organization for Standardization (ISO) 9001 and ISO 14001 certifications on September 15, 2014, and continue to be ISO 9001 and ISO 14001 certified.

Research and Development

We conduct research and development activities in various locations throughout the world. Total research and development expenses were $919.3 million, $917.3 million and $904.2 million in fiscal 2015, 2014 and 2013, respectively. These costs consist primarily of personnel and related costs incurred to conduct product development activities. Although we develop many of our products internally, we may acquire technology through business combinations or through licensing from third parties when appropriate. We believe that technical leadership is essential to our success, and we expect to continue to commit substantial resources to research and development.

Competition

We compete with many companies in the markets we serve. Some offer a broad spectrum of IT products and services (full-stack vendors) and others offer a more limited set of storage and data management products or services. Our system products and associated software portfolio mainly compete with storage system products and data management software from Dell, EMC, HDS, HP Enterprise and IBM. In the OEM market we compete against many of those same companies, as well as Seagate, through its acquisitions of Dot Hill and Xyratex.

By extending our flash and software-defined storage offerings, we are competing in new segments with both traditional competitors and new competitors. Smaller, emerging storage vendors include Nimbus Data, Pure Storage, Skyera, SolidFire, and Violin Memory in the all-flash array segment. They include NexGen, Nimble Storage, Tegile, and Tintri in the hybrid flash array segment. The longer-term potential and competitiveness of these emerging vendors remains to be determined. In cloud and converged infrastructure, we also compete with large well-established competitors, including EMC, HP Enterprise and IBM.

An increase in industry consolidation might result in stronger competitors as full stack vendors for customers and achieve increased economies of scale in the supply chain. For example, in October 2015, Dell Inc. and EMC Corporation announced their agreement to merge. In addition, current and potential competitors have established or might establish cooperative relationships among themselves or with third parties, including some of our partners and suppliers. It is possible that new competitors or alliances among competitors might emerge and rapidly acquire significant market share or buying power.

The IT storage market is also experiencing a change in the way storage services are consumed due to technology transitions and changing economic and business environments. Customers now have the option of engaging with cloud service providers to provide storage as an operating expense rather than storage systems for their data centers. Recent technology trends, such as the emergence of hosted (or cloud) storage, software as a service (SaaS) and flash storage are driving significant changes in storage architectures and solution requirements. While the short- and long-term impact of these evolving trends cannot be predicted, NetApp is confident that our customers recognize the value in our cloud strategy. Our strategy includes building relationships with these new classes of providers, and to date, we have established relationships with more than 300 cloud service providers and hyperscaler providers AWS, Google, IBM SoftLayer and Microsoft Azure.

We consider innovation and our technology partnerships to be key to our competitive differentiation. We believe our competitive advantage also includes the nature of the relationships we form with our customers and partners worldwide. We strive to deliver an outstanding experience in every interaction we have with our customers and partners through our product, service, and support offerings, which enable us to provide our customers with a full range of expertise before, during, and after their purchase.

We are a Delaware corporation originally incorporated as Network Appliance, Inc. On March 10, 2008, we changed our name to NetApp, Inc. Our executive offices are located at 495 East Java Drive, Sunnyvale, California 94089. Our telephone number is (408) 822-6000. Our website address is http://www.netapp.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and you should not consider such information to be part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with our consolidated financial statements and notes in our Annual Report on Form 10-K for the fiscal year ended April 24, 2015 and our Quarterly Reports on Forms 10-Q for the fiscal quarters ended July 31, 2015 and October 30, 2015, which are incorporated by reference in this prospectus.

	Six Months Ended	Fiscal Year Ended
	October 30, 2015	April 24, 2015	April 25, 2014	April 26, 2013	April 27, 2012	April 29, 2011
Ratio of earnings to fixed charges(1)	7.3x	12.1x	13.8x	6.0x	7.8x	9.0x

(1)	For purposes of computing the ratio of earnings to fixed charges, total earnings before fixed charges consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense and that portion of rent expense that we believe to be representative of interest.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, capital expenditures, stock repurchases and the payment of dividends. We intend to temporarily invest the net proceeds in short-term investments until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our” and “us” in this section, we mean NetApp, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The form of the senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us in the applicable indenture or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, the terms on which they are subordinated;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated if other than that of a 360 day year of twelve 30-day months;

•	the identity of any trustees, authenticating agents or paying agents;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	our obligation, if any, to redeem, purchase or repay debt securities pursuant to any sinking fund or analogous provisions at the option of a holder thereof and the period or period within which, the price or prices at which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid;

•	the form of the debt securities, including the form of the trustee’s certificate of authentication;

•	if other than in denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, the debt securities will be payable;

•	if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•	the terms of any repurchase or remarketing rights;

•	whether the debt securities will be issued in global form, the terms upon which the debt securities will be exchanged for definitive form, the depositary for the debt securities and the form of legend;

•	any conversion or exchange features of the debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•	any restrictive covenants or Events of Default in addition to or in lieu of those set forth in this prospectus, or any changes which modify or eliminate the restrictive covenants or Events of Default set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

•	whether the debt securities will be issued as unrestricted securities or restricted securities; and

•	any and all additional, eliminated or changed terms that will apply to the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indentures.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (called original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Certain Covenants. Unless we indicate otherwise in a prospectus supplement, the senior indenture will contain the following covenants:

Limitation on Liens. We will not directly or indirectly incur, nor will we permit any of our wholly owned subsidiaries to directly or indirectly incur, any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other similar encumbrance (collectively, “Liens”) upon (a) any Principal Property of ours or any of our wholly owned subsidiaries or (b) any shares of stock or indebtedness of any of our wholly owned subsidiaries that own Principal Property (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, we or such subsidiary also secure all payments due under the senior debt securities and all senior debt securities of any series having the benefit of this covenant (together with, if we shall so determine, any other indebtedness of ours or any subsidiary of ours then existing or thereafter created ranking equally with the senior debt securities), on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the senior debt securities, prior or senior thereto, with the same relative priority as the senior debt securities issued pursuant to the senior indenture will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured.

The senior indenture contains the following exceptions to the foregoing prohibition:

(1) Liens on property, shares of stock or indebtedness existing with respect to any person at the time such person becomes our subsidiary or a subsidiary of any of our subsidiaries, provided that such Lien was not incurred in anticipation of such person becoming a subsidiary;

(2) Liens on property, shares of stock or indebtedness existing at the time of acquisition by us or any of our subsidiaries or a subsidiary of any of our subsidiaries of such property, shares of stock or indebtedness (which may include property previously leased by us or any of our subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition) or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 12 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(3) Liens securing our indebtedness or the indebtedness of any of our subsidiaries owing to us or any of our subsidiaries;

(4) Liens existing on the date of the initial issuance of the senior debt securities;

(5) Liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our subsidiaries, at the time such person becomes our subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6) Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation (as defined below);

(7) Liens created to secure the senior debt securities;

(8) Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(11) Permitted Liens; or

(12) any extensions, renewals or replacements of any Lien referred to in clauses (1) through (11) without increase of the principal of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (11) shall not extend to or cover any of our property or the property of any of our subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our wholly owned subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the senior debt securities, provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (12) above), together with all attributable debt outstanding pursuant to the second paragraph of the “—Limitation on Sale and Leaseback Transactions” covenant described below, does not exceed 15% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien. We and our wholly owned subsidiaries may also, without equally and ratably securing the senior debt securities, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Limitation on Sale and Leaseback Transactions. We will not directly or indirectly, nor will we permit any of our wholly owned subsidiaries that owns Principal Property directly or indirectly to, enter into any sale and leaseback transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless

(1) such transaction was entered into prior to the date of the initial issuance of the senior debt securities;

(2) such transaction was for the sale and leasing back to us or any of our wholly owned subsidiaries of any property by one of our subsidiaries;

(3) such transaction involves a lease for not more than three years (or which may be terminated by us or our subsidiaries within a period of not more than three years);

(4) we would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the notes pursuant to the second paragraph of the “—Limitation on Liens” covenant described above; or

(5) we apply an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in our business or to the retirement of long-term indebtedness within 12 months before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of long-term indebtedness, we may deliver either debt securities or debentures to the applicable trustee for cancellation, such debt securities or debentures to be credited at the cost thereof to it.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our wholly owned subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions (not including attributable debt permitted under clauses (1) through (5) of the preceding paragraph), together with all indebtedness outstanding pursuant to the third paragraph of the “—Limitation on Liens” covenant described above, does not exceed 15% of Consolidated Net Tangible Assets calculated as of the closing date of the sale and leaseback transaction.

Certain Other Covenants. The senior indenture will contain certain other covenants regarding, among other matters, corporate existence and reports to holders of senior debt securities. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the senior indenture do not afford holders of senior debt securities issued thereunder protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders except to the extent set forth herein.

Consolidation, Merger and Sale of Assets. We may consolidate with or merge into another entity or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or entity, provided that:

(1) we are the continuing entity, or the successor entity formed from the consolidation or merger or the entity that received the transfer of or leases the assets is a corporation organized and validly existing under the laws of any jurisdiction in the United States and expressly assumes, by a supplemental indenture, all of our obligations under the senior debt securities and the indenture;

(2) immediately after giving effect to the transaction, no Event of Default shall have occurred and be continuing under the applicable indenture; and

(3) we or the continuing entity deliver to the trustee an officer’s certificate and legal opinion stating that the transaction and the supplemental indenture complies with this covenant and that all conditions precedent in the indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, the surviving person shall succeed to, and be substituted for, and may exercise every right and power of us under the applicable indenture and we will be released from all obligations and covenants under the applicable indenture and senior debt securities; provided that, in the case of a lease of all or substantially all of our assets, we will not be released from any of the obligations or covenants under the applicable indenture and the senior debt securities.

No Protection in the Event of a Change of Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Definition of Certain Terms. The indenture contains the following defined terms:

“attributable debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of:

(1) the fair value of the assets subject to such a transaction (as determined in good faith by our board of directors); and

(2) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding senior debt securities issued under the applicable indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the term of the related lease. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such present value shall be the lesser of (i) the present value determined assuming termination upon the first date such lease may be terminated (in which case the present value shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated) or (ii) the present value assuming no such termination.

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of our assets and the assets of our consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by us) pursuant to the Exchange Act by us prior to the time as of which “Consolidated Net Tangible Assets” is being determined.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, incur, create, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our direct or indirect subsidiaries or (2) the financing of a project involving the development or expansion of our properties or any of our direct or indirect subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our direct or indirect subsidiaries or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Permitted Liens” means

(1) Liens in favor of customs and revenue authorities or financial institutions in respect of customs duties in connection with the importation of goods;

(2) Liens arising by reason of deposits necessary to qualify us or any subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law, including Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

(3) Liens of any landlord on fixtures located on premises leased by us or a subsidiary, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;

(4) Liens incurred in the ordinary course of business in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege Liens and Liens in connection with good faith bids, tenders and deposits;

(5) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing hedging obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(6) Liens on all goods held for sale on consignment; and

(7) Liens created by a lease, which under GAAP as in effect as of the date of the applicable indenture would be characterized as an operating lease, whether entered into before or after the date of the applicable indenture.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Principal Property” means our principal corporate offices in Sunnyvale, California, each research and development facility and each service and support facility that is real property located within the territorial limits of the States of the United States of America owned by us or any of our wholly owned subsidiaries, except

(a) such as our board of directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us and our subsidiaries taken as a whole) not to be of material importance to the business of us and our subsidiaries, taken as a whole or (b) such as has a fair value of less than 0.75% of our Consolidated Net Tangible Assets.

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Events of Default

The senior indenture defines an Event of Default with respect to any series of senior debt securities issued pursuant to the senior indenture. Events of Default on the senior debt securities are any of the following:

•	default in the payment of the principal or any premium on senior debt securities when due (whether at maturity, upon acceleration, redemption or otherwise);

•	default for 30 days in the payment of interest on senior debt securities when due;

•	failure by us to observe or perform any other term of the senior indenture (other than those referred to in the two bullets above) for a period of 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the senior trustee or holders of not less than 25% of the principal amount of the senior debt securities of the affected series;

•	certain events in bankruptcy, insolvency or reorganization with respect to us; and

•	any other Event of Default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of senior debt securities issued pursuant to the senior indenture does not necessarily constitute an Event of Default under any other series of senior debt securities. The senior indenture provides that the senior trustee may withhold notice to the holders of any series of senior debt securities issued thereunder of any default if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it in the interest of such holders to do so.

Remedies If an Event of Default Occurs. The senior indenture provides that if an Event of Default has occurred with respect to a series of senior debt securities and has not been cured, the senior trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series may declare the entire principal amount of all the senior debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to us, the principal amount of all the senior debt securities will be automatically accelerated, without any action by the senior trustee or any holder. The holders of a majority in aggregate principal amount of the senior debt securities of the affected series may by written notice to us and the senior trustee may, on behalf of the holders of the senior debt securities of the affected series, rescind an acceleration or waive any existing default or Event of Default and its consequences under the senior indenture, if the rescission would not conflict with any judgment or decree, except a default in the payment of principal of, premium on, if any, or interest, if any, on, such senior debt securities, or in respect of a covenant or provision that cannot be modified or amended without the approval of the holder of each affected debt security.

The senior indenture will provide that, except during the continuance of an Event of Default, the senior trustee will perform only such duties as are specifically set forth in the senior indenture. During the existence of an Event of Default, the senior trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the senior trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request of any holder of the notes, unless such holder shall have offered to the senior trustee security and indemnity satisfactory to it against any loss, liability or expense.

Before you bypass the senior trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:

•	you must give the senior trustee written notice that an Event of Default has occurred and remains uncured;

•	the holders of not less than 25% in aggregate principal amount of all outstanding senior debt securities of the affected series must make a written request that the senior trustee take action because of the Event of Default, and must offer indemnity to the senior trustee against the costs, expenses and other liabilities of taking that action; and

•	the senior trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the senior trustee has not received a direction inconsistent with the request from holders of a majority in principal amount of all outstanding senior debt securities.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt securities on or after the due date of that payment.

Subject to certain restrictions, under the senior indenture the holders of a majority in principal amount of the total outstanding senior debt securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or of exercising any trust or power conferred on the senior trustee. The senior trustee, however, may refuse to follow any direction that conflicts with law or the senior indenture or that the senior trustee determines is unduly prejudicial to the rights of any other holder of a senior debt security or that would involve the senior trustee in personal liability.

We will furnish to the senior trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the senior indenture and the senior debt securities, or else specifying any default; provided, however, that such certificate need not include a reference to any default that has been fully cured prior to the date as of which the certificate speaks. Additionally, upon becoming aware of any default, we will deliver a statement specifying such default to the senior trustee within five business days.

Satisfaction and Discharge

The senior indenture will cease to be of further effect and the senior trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the senior indenture upon compliance with certain conditions, including:

(1) either

•	our having delivered to the senior trustee for cancellation all senior debt securities theretofore authenticated under the senior indenture; or

•

all senior debt securities of any series outstanding under the senior indenture not theretofore delivered to the senior trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the senior trustee for the giving of notice of redemption, and we shall have deposited with the senior trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such senior debt securities of any series outstanding under the senior indenture;

(2) our having paid all sums payable by us under the senior indenture, as and when the same shall be due and payable; and

(3) we shall have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the indenture have been satisfied.

Under current U.S. federal tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back your senior debt securities and gave you your share of the cash and senior debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the senior debt securities you give back to us. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Full Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “full defeasance”) if the following conditions are met:

•	we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•	there is a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us;

•	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above;

•	we deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such full defeasance have been complied with; and

•	no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we accomplished a full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•	deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes we can make to the senior indenture and the senior debt securities.

Changes Requiring Approval of the Holder. First, there are changes that cannot be made to the senior debt securities without specific approval of the holder. The following is a list of those types of changes:

•	change the stated maturity of the principal of or any installment of principal of or interest on any senior debt securities of such series;

•	reduce any amounts due on or the rate of interest on any senior debt securities of such series;

•	reduce the amount of principal payable at maturity or upon acceleration, redemption or a change of control or following an Event of Default;

•	change the place or currency of payment for the senior debt securities;

•	change the terms of or waive any redemption provisions;

•	impair the holder’s right to sue for the enforcement of any payment on or with respect to the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities, the approval of whose holders is needed to modify or amend the senior indenture or the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the senior indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the senior indenture, except to increase the percentage required for any modification or to provide that other provisions of the senior indenture may not be modified or waived without consent of the holder of each security of such series affected by the modification.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the senior debt securities. This type is limited to the following types of changes:

•	cure any ambiguity, defect or inconsistency;

•	make such provisions in regards to matters arising under the indentures as our board of directors may deem necessary or desirable, and which shall not in each case adversely affect the interests of the holders of the senior debt securities;

•	provide for uncertificated senior notes in addition to or in place of certificated senior notes;

•	comply with covenants in the senior indenture regarding mergers and sales of assets;

•	add to the covenants of the Company, for the benefit of the holders of the senior debt securities, add any additional Events of Default for the benefit of the holders of the senior debt securities or secure the senior debt securities;

•	change or eliminate any provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding senior debt securities of any series created prior to such change or elimination which is entitled to the benefit of such provision;

•	provide for the issuance of senior debt securities or issue additional senior debt securities of any series;

•	evidence and provide for a successor senior trustee and add to or change the provisions of the senior indenture to provide for or facilitate the administration of the trusts under the senior indenture; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

Nor do we need any approval to make changes that affect only senior debt securities to be issued under the senior indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect the senior debt securities, even if they affect other senior debt securities issued under the senior indenture. In those cases, we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring a Majority Vote. Any other change to the senior indenture and the senior debt securities would require the following approval, in each case by written consent:

•	if the change affects only senior debt securities of one series, it must be approved by the holders of a majority in principal amount of the senior debt securities of that series; and

•	if the change affects the senior debt securities as well as the senior debt securities of one or more other series issued under the senior indenture, it must be approved by the holders of a majority in principal amount of the senior debt securities and each other series of senior debt securities affected by the change.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the senior indenture and the senior debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting

The senior debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. The senior debt securities will also not be eligible to vote if they have been fully defeased as described above under “Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding senior debt securities that are entitled to vote or take other action under the senior indenture. In certain limited circumstances, the senior trustee will be entitled to set a record date for action by holders. If we or the senior trustee set a record date for a vote or other action to be taken by holders of senior debt securities, that vote or action may be taken only by persons who are holders of outstanding senior debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the senior trustee may specify, if it set the record date). We may shorten this period from time to time.

No Personal Liability of Incorporators, Stockholders, Officers or Directors

The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Senior Trustee

The senior trustee will be appointed by us as paying agent, registrar and custodian with regard to the senior debt securities. The senior trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

The senior indenture provides that, prior to the occurrence of an Event of Default with respect to the senior debt securities of a series and after the curing or waiving of all such Events of Default with respect to that series, the senior trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an Event of Default has occurred and has not been cured or waived, the senior trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the senior trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The senior trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the senior trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for one year after the date upon which the principal of, premium, if any, or interest on such debt securities shall have become due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the senior trustee and paying agents will have no liability therefor.

Governing Law

The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities, except the subordinated indenture and subordinated debt securities will not include a limitation on liens or a limitation on sale and leaseback transactions.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except under the limited circumstances set forth in the subordinated indenture. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an Event of Default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our certificate of incorporation as amended to date (the “certificate of incorporation”), our bylaws as amended to date (the “bylaws”) and applicable provisions of Delaware corporate law. This summary is not complete. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our capital stock consists of 885,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of November 18, 2015, 292,344,148 shares of common stock and no shares of preferred stock were outstanding.

Preferred Stock

Under our certificate of incorporation, the board of directors is authorized to issue shares of preferred stock from time to time in one or more series and to determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. When shares of preferred stock are issued, certain rights of the holders thereof may materially affect the rights of the holders of the common stock, including voting rights and preferences in respect of dividends and liquidation.

Common Stock

General

All issued and outstanding shares of our common stock are fully paid and nonassessable. Holders of common stock have no preemptive, subscription or conversion rights and are not liable for further calls or assessments. There are no redemption or sinking fund provisions in effect with respect to the common stock. Subject to the rights of any then outstanding preferred stock, holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor and to share ratably in the assets available for distribution upon liquidation. Except as described below, each share of common stock is entitled to one vote at all meetings of stockholders. The holders of common stock are not entitled to cumulative voting rights in the election of directors.

Stock Exchange; Transfer Agent and Registrar

Our common stock is traded on the NASDAQ Global Select Market under the symbol NTAP. The transfer agent and registrar for the common stock is Computershare.

Provisions of our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

The certificate of incorporation and the bylaws contain provisions that could have certain anti-takeover effects, as discussed below:

No Stockholder Action by Written Consent; Special Meetings. The certificate of incorporation prohibits stockholder action by written consent in lieu of a meeting. The provision of the certificate of incorporation prohibiting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the board of directors, the chairman of the board of directors, or the president of the Company. This provision would also prevent the holders of a majority of the outstanding shares of common stock from using the written consent procedure to take stockholder action and from taking action by consent without giving all the stockholders of the Company entitled to vote on a proposed action the opportunity to participate in determining such proposed action.

Advance Notice Requirements for Stockholders’ Proposals and Director Nominations. The bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors (the “Nomination Procedure”) and with regard to certain matters to be brought before a meeting of stockholders of the Company (the “Business Procedure”).

The Nomination Procedure provides that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. The Business Procedure provides that only such business may be conducted at a stockholders’ meeting as has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given timely prior written notice to the Secretary of the Company of such stockholder’s intention to bring such business before the meeting. In the case of both the Nomination Procedure and the Business Procedure, to be timely, notice must be delivered to the Company’s Secretary not less than 120 days prior to the date of the meeting.

Although the bylaws do not give the board of directors any power to approve or disapprove stockholder nominations for the election of directors or any other business desired by stockholders to be conducted at a stockholders’ meeting, the bylaws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular meeting if proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might otherwise be desired by the Company’s stockholders.

Preferred Stock. The certificate of incorporation authorizes the board of directors to fix, with respect to any series of preferred stock, the powers, preferences and rights of the shares of such series. Although the Company has no intention at the present time of doing so, it could issue preferred stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for the stock over the then market price of such stock.

Delaware Business Combination Statute. Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL,” is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder; and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•	prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock; or

•	the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in:

•	debt securities;

•	debt obligations of third parties, including U.S. treasury securities; or

•	any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilson Sonsini Goodrich  & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.